CREDIT AGREEMENT

                            dated as of May 14, 1999


                                      Among


                            COCO'S RESTAURANTS, INC.,

                           CARROWS RESTAURANTS, INC.,

                            JOJOS RESTAURANTS, INC.,

                                  as Borrowers,


                              FRD ACQUISITION CO.,

                               FRI-M CORPORATION,

                                 as Guarantors,


                            THE LENDERS NAMED HEREIN,

                        CREDIT LYONNAIS NEW YORK BRANCH,

                            as Administrative Agent,

                                       and

                            THE CHASE MANHATTAN BANK,

                  as Documentation Agent and Syndication Agent



                              CHASE SECURITIES INC.

                                       and

                        CREDIT LYONNAIS NEW YORK BRANCH,

                                as Book Managers



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                                TABLE OF CONTENTS

                                      PAGE
                                    ARTICLE I

                                   DEFINITIONS

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SECTION 1.01.   Defined Terms ..............................................................          1
SECTION 1.02.   Terms Generally ............................................................         18


                                   ARTICLE II

                                   THE CREDITS

SECTION 2.01.   Commitments ................................................................         18
SECTION 2.02.   Loans ......................................................................         18
SECTION 2.03.   Borrowing Procedure ........................................................         20
SECTION 2.04.   Evidence of Debt; Repayment of Loans .......................................         20
SECTION 2.05.   Fees .......................................................................         21
SECTION 2.06.   Interest on Loans ..........................................................         22
SECTION 2.07.   Default Interest ...........................................................         22
SECTION 2.08.   Alternate Rate of Interest .................................................         22
SECTION 2.09.   Termination and Reduction of Commitments ...................................         22
SECTION 2.10.   Conversion and Continuation of  Borrowings .................................         23
SECTION 2.11.   Amortization of Term Loans .................................................         24
SECTION 2.12.   Prepayment .................................................................         24
SECTION 2.13.   Reserve Requirements; Change in Circumstances...............................         26
SECTION 2.14.   Change in Legality .........................................................         27
SECTION 2.15.   Indemnity...................................................................         27
SECTION 2.16.   Pro Rata Treatment..........................................................         28
SECTION 2.17.   Sharing of Setoffs..........................................................         28
SECTION 2.18.   Payments....................................................................         28
SECTION 2.19.   Taxes.......................................................................         29
SECTION 2.20.   Assignment of Commitments Under Certain Circumstances;
                      Duty to Mitigate......................................................         30
SECTION 2.21.   Letters of Credit...........................................................         31
SECTION 2.22.   Swingline Loans.............................................................         34


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.   Organization; Powers .......................................................         35
SECTION 3.02.   Authorization ..............................................................         35
SECTION 3.03.   Enforceability .............................................................         35
SECTION 3.04.   Governmental Approvals .....................................................         35
SECTION 3.05.   Financial Statements .......................................................         36
SECTION 3.06.   No Material Adverse Change .................................................         36
SECTION 3.07.   Title to Properties; Possession Under Leases ...............................         36
SECTION 3.08.   Subsidiaries ...............................................................         36
SECTION 3.09.   Litigation; Compliance with Laws ...........................................         36
SECTION 3.10.   Agreements .................................................................         37
SECTION 3.11.   Federal Reserve Regulations ................................................         37
SECTION 3.12.   Investment Company Act; Public Utility Holding Company Act .................         37



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SECTION 3.13.   Use of Proceeds ............................................................         37
SECTION 3.14.   Tax Returns ................................................................         37
SECTION 3.15.   No Material Misstatements ..................................................         37
SECTION 3.16.   Employee Benefit Plans .....................................................         37
SECTION 3.17.   Environmental Matters ......................................................         38
SECTION 3.18.   Insurance ..................................................................         39
SECTION 3.19.   Security Documents .........................................................         39
SECTION 3.20.   Labor Matters ..............................................................         39
SECTION 3.21.   Solvency ...................................................................         39
SECTION 3.22.   Year 2000 ..................................................................         40


                                                    ARTICLE IV

                                               CONDITIONS OF LENDING

SECTION 4.01.   All Credit Events ..........................................................         40
SECTION 4.02.   First Credit Event .........................................................         41


                                                     ARTICLE V

                                               AFFIRMATIVE COVENANTS

SECTION 5.01.   Existence; Businesses and Properties .......................................         45
SECTION 5.02.   Insurance ..................................................................         45
SECTION 5.03.   Obligations and Taxes ......................................................         45
SECTION 5.04.   Financial Statements, Reports, etc. ........................................         46
SECTION 5.05.   Litigation and Other Notices ...............................................         47
SECTION 5.06.   Employee Benefits ..........................................................         47
SECTION 5.07.   Maintaining Records; Access to Properties and Inspections ..................         48
SECTION 5.08.   Use of Proceeds ............................................................         48
SECTION 5.09.   Compliance with Environmental Laws .........................................         48
SECTION 5.10.   Preparation of Environmental Reports .......................................         48
SECTION 5.11.   Further Assurances..........................................................         48



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                                   ARTICLE VI

                               NEGATIVE COVENANTS

SECTION 6.01.   Indebtedness ...............................................................         49
SECTION 6.02.   Liens ......................................................................         50
SECTION 6.03.   Sale and Lease-Back Transactions ...........................................         51
SECTION 6.04.   Investments, Loans and Advances ............................................         51
SECTION 6.05.   Mergers, Consolidations, Sales of Assets and Acquisitions ..................         52
SECTION 6.06.   Dividends and Distributions; Restrictions on Ability of
                      Subsidiaries to Pay Dividends ........................................         52
SECTION 6.07.   Transactions with Affiliates ...............................................         53
SECTION 6.08.   Other Indebtedness and Agreements...........................................         54
SECTION 6.09.   Operating Leases ...........................................................         54
SECTION 6.10.   Capital Expenditures........................................................         54
SECTION 6.11.   Consolidated Total Debt Ratio...............................................         54
SECTION 6.12.   Consolidated Senior Secured Debt Ratio......................................         55
SECTION 6.13.   Consolidated Interest Coverage Ratio........................................         56
SECTION 6.14.   Consolidated Fixed Charge Coverage Ratio....................................         56
SECTION 6.15.   Business of FRD, the Borrower and the Subsidiaries..........................         57
SECTION 6.16.   Fiscal Year ................................................................         57


                                   ARTICLE VII

                                EVENTS OF DEFAULT                                                    58


                                  ARTICLE VIII

                   THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT                                 60


                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01.   Notices ....................................................................         62
SECTION 9.02.   Survival of Agreement ......................................................         63
SECTION 9.03.   Binding Effect .............................................................         63
SECTION 9.04.   Successors and Assigns .....................................................         63
SECTION 9.05.   Expenses; Indemnity ........................................................         65
SECTION 9.06.   Right of Setoff ............................................................         66
SECTION 9.07.   Applicable Law .............................................................         66
SECTION 9.08.   Waivers; Amendment .........................................................         67
SECTION 9.09.   Interest Rate Limitation ...................................................         67
SECTION 9.10.   Entire Agreement ...........................................................         67
SECTION 9.11.   WAIVER OF JURY TRIAL .......................................................         68
SECTION 9.12.   Severability ...............................................................         68
SECTION 9.13.   Counterparts ...............................................................         68
SECTION 9.14.   Headings ...................................................................         68


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SECTION 9.15.   Jurisdiction; Consent to Service of Process ................................         68

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                             EXHIBITS AND SCHEDULES

Schedule 1.01(a)           Existing Letters of Credit
Schedule 1.01(b)           Mortgaged Property
Schedule 1.01(c)           Subsidiary Guarantors
Schedule 2.01(a)           Revolving Commitments
Schedule 2.01(b)           Term Commitments

Schedule 3.08              Subsidiaries
Schedule 3.09              Litigation
Schedule 3.17              Environmental Matters
Schedule 3.18              Insurance
Schedule 3.19(d)           Mortgage Filing Offices
Schedule 6.01              Indebtedness
Schedule 6.02              Indebtedness
Schedule 6.06              Agreements Restricting Dividends

Exhibit A                  Form of Administrative Questionnaire
Exhibit B                  Form of Assignment and Acceptance
Exhibit C                  Form of Borrowing Request
Exhibit D                  Form of Indemnity, Subrogation and Contribution
                             Agreement
Exhibit E                  Form of Deed of Trust
Exhibit F                  Form of Parent Guarantee Agreement
Exhibit G                  Form of FRD Guarantee Agreement
Exhibit H                  Form of Pledge Agreement
Exhibit I                  Form of Security Agreement
Exhibit J                  Form of Subsidiary Guarantee Agreement
Exhibit K                  Form of Opinion of Parker, Poe, Adams and
                             Bernstein, L.L.P.
Exhibit L                  Form of Local Counsel Opinion




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                                    CREDIT AGREEMENT dated as of May 14, 1999
                           (this "AGREEMENT"), among COCO'S RESTAURANTS, INC., a California corporation, CARROWS RESTAURANTS, INC., a California corporation, JOJO'S RESTAURANTS, INC., a California corporation (each of the foregoing, individually, a "BORROWER" and, collectively, the "BORROWERS"), FRD ACQUISITION CO., a Delaware corporation ("FRD"), FRI-M CORPORATION, a Delaware corporation and a direct wholly owned subsidiary of FRD ("FRI-M"), the Lenders (as defined in Article I), CREDIT LYONNAIS NEW YORK BRANCH, a licensed branch of a banking corporation organized and existing under the laws of the Republic of France ("CL"), as swingline lender (in such capacity, the "SWINGLINE LENDER"), as issuing bank, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders, and THE CHASE MANHATTAN BANK, a New York banking corporation ("CHASE"), as documentation agent (in such capacity, the "DOCUMENTATION AGENT") and as syndication agent (in such capacity, the "SYNDICATION AGENT").


         The Borrowers have requested the Lenders to extend credit in the form of (a) Term Loans (such term and each other capitalized term used but not otherwise defined herein having the meaning given it in Article I) on the Closing Date, in an aggregate principal amount of $30,000,000 and (b) Revolving Loans at any time and from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $40,000,000 minus the aggregate L/C Exposure and Swingline Exposure at such time. The Borrowers have requested the Swingline Lender to extend credit, at any time and from time to time prior to the Maturity Date, in the form of Swingline Loans. The Borrowers have requested the Issuing Banks to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $20,000,000, to support payment obligations incurred in the ordinary course of business by the Borrowers and their wholly owned subsidiaries. The proceeds of the Loans are to be used solely (a) on the Closing Date, to repay or refinance loans under the Existing Credit Agreement and (b) after the Closing Date, for general corporate purposes.

         The Lenders and the Swingline Lender are willing to extend such credit to the Borrowers and the Issuing Banks are willing to issue letters of credit for the account of the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


         SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

         "ABR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article II.

         "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.




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        "ADMINISTRATIVE AGENT FEES" shall have the meaning assigned to such term in Section 2.05(b).

         "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in the form of Exhibit A.

         "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

         "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause
(b) or (c), or both, of the preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively. The term "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. The term "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "APPLICABLE PERCENTAGE" shall mean, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

         "APPROVED FUND" shall mean, with respect to any Lender that is a fund that invests in bank loans in the ordinary course of its business, any other fund or trust or entity (a) that invests in bank loans in the ordinary course of its business and (b) with respect to which the same investment advisor as that of such Lender (or an Affiliate of such investment advisor) acts as the sole investment advisor or manager.

         "ASSESSMENT RATE" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

         "ASSET SALE" shall mean any sale, lease, transfer, assignment, loss, damage or destruction (in the case of loss, damage or destruction, to the extent covered by insurance) or other disposition (by merger or otherwise) of assets (including trademarks and other intangibles), business units, individual business assets or property of FRD, any Borrower or any other Subsidiary, including the sale, transfer or disposition of any capital stock or real property, to any person other than FRD, any Borrower or any other Subsidiary; PROVIDED, HOWEVER, that none of the following shall be deemed to be an Asset
Sale: (a) the sale of inventory in the ordinary course of business or (b) the sale in the ordinary course of business of damaged, worn out or obsolete assets that are no longer necessary for the proper conduct of FRD's or the applicable Borrower's or other Subsidiary's business.

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         "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

         "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

         "BORROWING" shall mean a group of Loans of the same Class and Type made by the Lenders on a single date to one or more Borrowers and as to which a single Interest Period is in effect.

         "BORROWING REQUEST" shall mean a request by one or more Borrowers in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; PROVIDED, HOWEVER, that when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "CAPEX FINANCING" shall mean, with respect to any Consolidated Capital Expenditure, the incurrence by FRD, any Borrower or any other Subsidiary of any Indebtedness secured (whether such security is limited to principal or otherwise) by a mortgage or other Lien, including any Lien under a Capital Lease Obligation, on the asset that is the subject of such Consolidated Capital Expenditure, to the extent that the Net Cash Proceeds of such Indebtedness do not exceed the amount of such Consolidated Capital Expenditure.

         "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "CASUALTY" shall have the meaning set forth in the Mortgages.

         "CASUALTY PROCEEDS" shall have the meaning set forth in the Mortgages.

         "CHANGE IN CONTROL" shall mean (a) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall own, directly or indirectly, beneficially or of record, shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Parent, PROVIDED that Loomis Sayles Company, Inc., Magten Asset Management Corporation, and Moore Capital Management, Inc. may each own, directly or indirectly, beneficially or of record, shares representing up to 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Parent without causing a Change of Control; (b) (i) any person (other than Parent) shall own, directly or indirectly, beneficially or of record, any shares of capital stock of FRD or (ii) any person (other than (x) FRD or any wholly owned Subsidiary or (y) solely with respect to its beneficial ownership of shares of capital stock of any Borrower or other Subsidiary through FRD, Parent) shall own, directly or indirectly, beneficially or of record, any shares of capital stock of (A) any Borrower or (B) any other Subsidiary that owns, directly or indirectly, beneficially or of record, any shares of capital stock of any Borrower; (c) a majority of the seats (other than vacant seats) on the board of directors of Parent shall at any time be occupied by persons who were neither (i) nominated by the board of directors of Parent, nor (ii) appointed by directors so nominated; (d) any change in control (or similar event, however denominated) with respect to Parent or FRD shall occur under, and as defined in, any indenture or agreement in respect of Indebtedness to which Parent or FRD is a party; or (e) any person or group shall otherwise directly or indirectly Control Parent or (except for Parent) FRD.

         "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans and, when used


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                                                                               4


in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Commitment.

         "CLOSING DATE" shall mean the date of the first Credit Event.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Property.

         "COMMITMENT" shall mean a Revolving Commitment, a Term Commitment or any combination thereof (as the context requires).

         "COMMITMENT FEE" shall have the meaning assigned to such term in
Section 2.05(a).

         "CONCENTRATION ACCOUNT" shall have the meaning set forth in the Security Agreement.

         "CONDEMNATION"  shall have the meaning set forth in the Mortgages.

         "CONDEMNATION PROCEEDS" shall have the meaning set forth in the Mortgages.

         "CONFIDENTIAL INFORMATION MEMORANDUM" shall mean the Confidential Information Memorandum of the Borrowers dated April, 1999, including all attachments, exhibits and appendixes thereto.

         "CONSOLIDATED CAPITAL EXPENDITURES" shall mean, for any period, without duplication, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by FRD, the Borrowers and the other Subsidiaries during such period that, in conformity with GAAP, would be included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of FRD, the Borrowers and the other Subsidiaries for such period, including (a) Capital Lease Obligations and (b) expenditures for equipment that is purchased simultaneously with the trade-in of existing equipment owned by any Borrower or any of the other Subsidiaries to the extent of the gross amount of the purchase price less the book value of the equipment being traded in at such time, but excluding (c) interest capitalized during construction and (d) expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced, and net of cash amounts received by the Borrowers and the other Subsidiaries from other persons during that period in reimbursement of Consolidated Capital Expenditures made by the Borrowers and the other Subsidiaries.

         "CONSOLIDATED CASH INTEREST EXPENSE" shall mean, for any period, Consolidated Interest Expense MINUS interest not paid in cash (including amortization of (a) discount and deferred debt expenses and (b) fees with respect to Interest Rate Protection Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense in accordance with GAAP (including fees and expenses in connection with the Transactions).

         "CONSOLIDATED EBITDA" shall mean with respect to FRD, the Borrowers and the other Subsidiaries for any period, all as determined in accordance with GAAP on a consolidated basis after eliminating intercompany items and any gain or loss resulting from any Asset Sales (other than Asset Sales permitted by Section 6.05(a) or (b)), the net income (or net loss) for such period, PLUS (a) to the extent deducted in computing such net income (or net loss) the sum of (i) depreciation expense, (ii) amortization expense, (iii) other non-cash charges (including to the extent reflected as an expense in determining net income (or net loss) accrued but unpaid (A) Permitted Management Fees in an amount not to exceed $10,000,000 in any fiscal year, (B) Permitted Franchise Fees and (C) amounts owed by FRD or the Subsidiaries under the Tax Allocation Agreement),
(iv) provisions for LIFO adjustment for inventory valuation, (v) net total Federal, state and local income tax expense, (vi) Consolidated Interest Expense,
(vii) extraordinary losses, (viii) any non-recurring charge or restructuring charge that in accordance with GAAP is excluded from operating income and (ix) the cumulative effect of any change in accounting principles as shown on FRD's consolidated statement of income for such period MINUS (b) extraordinary gains MINUS (c) the amount of cash expended in such period in respect of (i) any amount that, under clause (a)(viii) above, was taken into account in determining Consolidated EBITDA for such or any prior period or (ii) any previously accrued but unpaid (A) Permitted Management Fees, (B) Permitted Franchise Fees or (C) amounts owed by FRD or the Subsidiaries under the Tax Allocation Agreement.

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" shall mean, for any period, the ratio of (a) the sum of (i) Consolidated EBITDA for such period and (ii) Consolidated Lease Expense for such period to (b) the sum of (i) Consolidated Cash Interest Expense for such period and (ii) Consolidated Lease Expense for such period.

         "CONSOLIDATED INTEREST COVERAGE RATIO" shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Cash Interest Expense for such period.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, all interest expense (including the interest component in respect of Capital Lease Obligations), net of interest income, accrued or paid by FRD, the Borrowers and the other Subsidiaries during such period in respect of Indebtedness of FRD, the Borrowers and the other Subsidiaries, including (a) any amortization of initial debt discount or any fees (including fees with respect to Interest Rate Protection Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense in accordance with GAAP (including fees and expenses in connection with the Transactions), (b) any commitment fees, agent's and other regularly scheduled fees and charges in respect of such Indebtedness, (c) commissions and other fees and charges payable in connection with letters of credit, (d) the net payment, if any, payable in connection with all interest rate protection contracts and (e) interest capitalized during construction, all determined on a consolidated basis in accordance with GAAP after eliminating all intercompany items.

         "CONSOLIDATED LEASE EXPENSE" shall mean, for any period, all payment obligations of FRD, the Borrowers and the other Subsidiaries during such period under Operating Leases, as determined on a consolidated basis for FRD, the Borrowers and the other Subsidiaries in accordance with GAAP.

         "CONSOLIDATED SENIOR SECURED DEBT" shall mean, at any date and without duplication, Consolidated Total Debt at such date MINUS (a) the aggregate principal amount of Senior Notes outstanding on such date and (b) to the extent included in computing such Consolidated Total Debt, the aggregate amount of other unsecured Indebtedness of FRD, the Borrowers and the other Subsidiaries at such date on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED SENIOR SECURED DEBT RATIO" shall mean, for any period, the ratio of (a) Consolidated Senior Secured Debt on the last day of such period to (b) Consolidated EBITDA for such period.

         "CONSOLIDATED TOTAL DEBT" shall mean, at any date and without duplication, the aggregate amount of all Indebtedness of FRD, the Borrowers and the other Subsidiaries at such date on a consolidated basis in accordance with GAAP (other than (a) the undrawn amount of outstanding letters of credit, (b)(i) Indebtedness of the type described in clause (g) of the definition of the term "Indebtedness" or (ii) Indebtedness of the type referred to in clause (h) or (i) or the final sentence of such definition to the extent that the Indebtedness of the other person referred to in such clause (h) or (i) or such final sentence is Indebtedness of the type referred to in clause (a) or (b)(i) above and (c) accrued but unpaid (i) Permitted Management Fees accruing in an amount not to exceed $10,000,000 in any fiscal year, (ii) Permitted Franchise Fees and (iii) amounts owed by FRD or the Subsidiaries under the Tax Allocation Agreement).

         "CONSOLIDATED TOTAL DEBT RATIO" shall mean, for any period, the ratio of (a) Consolidated Total Debt on the last day of such period to (b) Consolidated EBITDA for such period.

         "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

         "CREDIT EVENT" shall have the meaning assigned to such term in Section 4.01.

         "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "DISBURSEMENT ACCOUNT" shall mean the account established at an office of the Administrative Agent located in New York City, in the name of the Borrowers.

         "DOLLARS" or "$" shall mean lawful money of the United States of America.

         "DOMESTIC SUBSIDIARIES" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "ELIGIBLE ASSIGNEE" shall mean (a) a commercial bank having total assets in excess of $500,000,000; (b) a finance company, insurance company or other financial institution or fund, in each case acceptable to the Administrative Agent, that in the ordinary course of business extends credit of the type represented by the Loans and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA; (c) an Approved Fund; and (d) any other financial institution reasonably satisfactory to FRD and the Administrative Agent.

         "ENVIRONMENT" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

         "ENVIRONMENTAL CLAIM" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any other person not a party to this Agreement for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material, (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

         "ENVIRONMENTAL LAW" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material.

         "ENVIRONMENTAL PERMIT" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

         "EQUITY INTERESTS" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that, together with Parent, FRD or any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

         "ERISA EVENT" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than events the reporting of which has been waived by the PBGC); (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of Parent, FRD or any Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by any Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "PROHIBITED TRANSACTION" with respect to which Parent, FRD, any Borrower or any of their respective subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which Parent, FRD, any Borrower or any such subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of Parent, FRD, or any Borrower.

         "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

         "EURODOLLAR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Article VII.

         "EXISTING CREDIT AGREEMENT" shall mean the Credit Agreement dated as of May 23, 1996, as amended prior to the date hereof, among FRD, as guarantor, FRI-M, as borrower, the lenders named therein, Bankers Trust Company, The Chase Manhattan Bank (formerly known as Chemical Bank) and Citicorp USA, Inc., as co-syndication agents, and Credit Lyonnais New York Branch, as administrative agent.

         "EXISTING LETTERS OF CREDIT" shall mean each letter of credit that (a) was issued under the Existing Credit Agreement for the account of FRI-M, (b) is outstanding on the Closing Date and (c) is listed on Schedule 1.01(a).

         "EXCESS CASH FLOW" shall mean, for any period, an amount (if positive) equal to:

                   (a) the sum, without duplication, of the amounts for such period of (i) Consolidated EBITDA, adjusted to exclude any gains or losses attributable to Prepayment Events and (ii) the amount (which may be a negative number) representing the difference between Net Working Capital as of the beginning of such period and Net Working Capital as of the end of such period; MINUS

                   (b) the sum, without duplication, of the amounts for such period of:

                           (i) the aggregate principal amount of Indebtedness
                  repaid or prepaid by FRD and the Subsidiaries during such period (excluding (A) Indebtedness in respect of Revolving Loans, Swingline Loans and drawn and unreimbursed Letters of Credit, (B) Term Loans prepaid pursuant to Section 2.12(a), 2.12(c) through (e), (C) repayments or prepayments of Indebtedness financed by incurring other Indebtedness, to the extent that mandatory principal payments in respect of such other Indebtedness would pursuant to this clause (b)(i) be deducted in determining Excess Cash Flow when made and (D) Indebtedness referred to in clauses (v), (vi) and (vii)(B) of
                  Section 6.01(a));

                           (ii) Consolidated Capital Expenditures for such
                  period, except to the extent that (A) such Consolidated Capital Expenditures are financed with Indebtedness and

                  (B) mandatory principal payments in respect of such Indebtedness would, pursuant to clause (b)(i) above, be deducted in determining Excess Cash Flow when made;

                           (iii) Consolidated Cash Interest Expense for such
                  period; and

                           (iv) current taxes paid or payable in cash with
                  respect to such period based on income of FRD and the Subsidiaries for such period.

         "FAIR MARKET VALUE" shall mean, with respect to any asset, the value of the consideration obtainable in a sale of such asset in the open market at a specific date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, which value shall, for any asset with a Fair Market Value in excess of $2,000,000, be either
(a) the value of such asset as determined in good faith by the Board of Directors of FRD or (b) if such asset shall have been the subject of an appraisal done reasonably contemporaneously by any independent third party appraiser and the basic assumptions underlying such appraisal are reasonable, the value of such asset as stated in such appraisal.

         "FEE LETTER" shall mean the Fee Letter dated March 30, 1999, among the Borrowers, Chase and the Administrative Agent relating to the credit facilities being made available to the Borrowers under this Agreement.

         "FEES" shall mean the Commitment Fees, the Administrative Agent's Fees, the L/C Participation Fees and the Issuing Bank Fees.

         "FINANCIAL OFFICER" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer, Assistant Treasurer, or Controller of such corporation.

         "FOREIGN SUBSIDIARY" shall mean any Subsidiary that is not a Domestic Subsidiary.

         "FRD GUARANTEE AGREEMENT" shall mean the FRD Guarantee Agreement, substantially in the Form of Exhibit G, made by FRD and FRI-M in favor of the Administrative Agent for the benefit of the Secured Parties.

         "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

         "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "GUARANTEE" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "GUARANTEE AGREEMENTS" shall mean the Parent Guarantee Agreement, the FRD Guarantee Agreement and the Subsidiary Guarantee Agreement.

         "GUARANTORS" shall mean Parent, FRD, the Borrowers and the Subsidiary Guarantors.

         "HAZARDOUS MATERIALS" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants or contaminants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBS"), PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "INDEBTEDNESS" of any person shall mean, without duplication, (a) all indebtedness of such person for borrowed money; (b) all indebtedness of such person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business); (c) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business); (d) all indebtedness of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all Capital Lease Obligations of such person; (f) all reimbursement, payment or similar obligations of such person, contingent or otherwise, under acceptance, letter of credit or similar facilities; (g) all obligations of such person in respect of (i) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and (ii) interest rate swap, cap or collar agreements, interest rate future or option contracts and other similar agreements designed to hedge against fluctuations in interest rates; (h) all Guarantees by such person of Indebtedness referred to in clauses (a) through (g) above; and (i) all Indebtedness referred to in clauses
(a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner. Notwithstanding the foregoing, the amount of Indebtedness of FRD and the Subsidiaries (or any of them) shall exclude, for all purposes in this Agreement, the fair market value write-up of indebtedness relating to the fresh-start accounting treatment (in accordance with GAAP) of FRD's consolidated financial statements resulting from Parent's Chapter 11 bankruptcy case commenced in 1997 and its emergence therefrom.

         "INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit D, among the Borrowers, the Subsidiary Guarantors and the Collateral Agent.

         "INTEREST PAYMENT DATE" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of such Borrowing (other than an ABR Borrowing that is a Revolving Borrowing or a Swingline Loan) or refinancing of such Borrowing (other than an ABR Borrowing that is a Revolving Borrowing or a Swingline Loan) with a Borrowing of a different Type.

         "INTEREST PERIOD" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date and (iii) in the case of any ABR Borrowing that is a Term Borrowing, the date such Borrowing is repaid or prepaid in accordance with Section 2.11 or 2.12; PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "INTEREST RATE PROTECTION AGREEMENT" shall mean, (i) any currency swap agreement, currency future or option contract or other similar agreement or arrangement designed to protect any Loan Party against fluctuations in foreign interest rates and (ii) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate future or option contract or other similar agreement or arrangement designed to protect any Loan Party against fluctuations in interest rates, and, in each case, not entered into for speculation.

         "ISSUING BANK" shall mean CL, any Affiliate of CL, Chase, any Affiliate of Chase or one or more other issuing banks satisfactory to the Administrative Agent.

         "ISSUING BANK FEES" shall have the meaning assigned to such term in
Section 2.05(c).

         "L/C COMMITMENT" shall mean the commitment of the Issuing Banks to issue Letters of Credit pursuant to Section 2.21.

         "L/C DISBURSEMENT" shall mean a payment or disbursement made by the applicable Issuing Bank pursuant to a Letter of Credit.

         "L/C EXPOSURE" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time PLUS (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Lender at any time shall mean its Applicable Percentage of the aggregate L/C Exposure at such time.

         "L/C PARTICIPATION FEE" shall have the meaning assigned to such term in
Section 2.05(c).

         "LENDERS" shall mean (a) the financial institutions listed on Schedule 2.01(a) or 2.01(b) (in each case, other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and
(b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "LENDERS" shall include the Swingline Lender.

         "LETTER OF CREDIT" shall mean any letter of credit issued pursuant to
Section 2.21.

         "LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "LIQUOR LICENSE AFFILIATES" shall mean each Affiliate of FRD or any Borrower or any other Subsidiary that may be organized from time to time and the business of which will be limited to the holding of a liquor license for any business maintained by FRD or any Borrower or any other Subsidiary in any jurisdiction where FRD, such Borrower or such other Subsidiary are prohibited from holding a liquor license or where the holding by FRD, such Borrower or any such other Subsidiary of a liquor license would in the best judgment of FRD be impracticable.

         "LOAN DOCUMENTS" shall mean this Agreement, the Letters of Credit, the Guarantee Agreements, the Security Documents and the Indemnity, Subrogation and Contribution Agreement.

         "LOAN PARTIES" shall mean the Borrowers and the Guarantors.

         "LOANS" shall mean the Revolving Loans, the Term Loans and the Swingline Loans.

         "MANAGEMENT SERVICES AGREEMENT" shall mean the Management Services Agreement dated as of May 23, 1996, between Parent and FRD, as amended by the First Amendment thereto dated as of May 14, 1999, as such agreement may be amended from time to time; PROVIDED that the amended terms of such agreement are no less favorable to FRD than those available to entities unrelated to Parent and PROVIDED further that (A) no effect shall be given to any amendment to the Management Services Agreement for purposes of this Agreement unless it shall have been approved in writing by the Required Lenders and (B) that no amendment shall be made to Section 4(c) of the Management Services Agreement unless it shall have been approved in writing by the Required Lenders.

         "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

         "MATERIAL ADVERSE EFFECT" shall mean (a) a materially adverse effect on or change in the business, assets, operations, properties, condition (financial or otherwise) contingent liabilities (including but not limited to potential environmental and employee health and safety liabilities), prospects or material agreements of (i) Parent and its subsidiaries, taken as a whole, or (ii) FRD, the Borrowers and the other Subsidiaries, taken as a whole, (b) material impairment of the ability of any Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or
(c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

         "MATURITY DATE" shall mean the fourth anniversary of the Closing Date.

         "MORTGAGED PROPERTY" shall mean each parcel of owned real property specified on Schedule 1.01(b).

         "MORTGAGES" shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to clause (i) of Section 4.02(j) or pursuant to
Section 5.11, each substantially in the form of Exhibit E.

         "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "NET CASH PROCEEDS" shall mean, with respect to any Asset Sale, Capex Financing or the sale, issuance or other disposition of any Indebtedness or Equity Interests by (or capital contributions to) FRD, any Borrower or any other Subsidiary, the aggregate amount of cash received from time to time by or on behalf of such person in connection with such transaction (including in the case of a Capex Financing any amount of cash received pursuant to such Capex Financing paid to acquire the asset that is the subject of such Capex Financing) after deducting therefrom only (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes and other governmental fees and charges, if any, payable in connection with or as a result of such transaction, (c) in the case of any Asset Sale only, the amount of any Indebtedness secured by a Lien on the asset that is the subject of such Asset Sale that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, properly attributable to such transaction or to the asset that is the subject of such Asset Sale and are actually paid by such person to a person that is not an Affiliate and (d) in the case of Asset Sales only, an amount of such proceeds equal to the amount of liabilities associated with such asset (including accrued tax liabilities) incurred or retained by the person disposing of such asset as part of such transaction to the extent, and for the period, such liabilities are reserved against in accordance with GAAP or actually paid by such person to a person that is not an Affiliate, PROVIDED that such proceeds shall be deemed received by such person as and when such reserves are no longer maintained and such liabilities are not actually so paid by such person.

         "NET WORKING CAPITAL" means, at any date, (a) the consolidated current assets of FRD and the Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of FRD and the Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

         "OBLIGATIONS" shall mean all obligations defined as "Obligations" in the Guarantee Agreements and the Security Documents.

         "OPERATING LEASES" shall mean, as applied to any person, any lease (including leases that may be terminated by the lessee at any time) by such person of any property (whether real, personal or mixed) that is not required to be classified and accounted for as a capital lease on such person's balance sheet in accordance with GAAP, other than any such lease under which such person is the lessor.

         "PARENT" shall mean Advantica Restaurant Group, Inc., a Delaware corporation.

         "PARENT CREDIT AGREEMENT" shall mean the Credit Agreement dated as of January 7, 1998, as amended from time to time heretofore or hereafter, among Parent, certain subsidiaries of Parent, the lenders named therein and Chase, as swingline lender, issuing bank, administrative agent and collateral agent, and shall include any refinancing credit agreement or other credit agreement to which Parent becomes a party hereafter relating to any senior bank financing with respect to Parent or its wholly owned subsidiaries (other than FRD, the Borrowers or the other Subsidiaries) and under which Parent is either a borrower or a guarantor.

         "PARENT GUARANTEE AGREEMENT" shall mean the Parent Guarantee Agreement, substantially in the form of Exhibit F, made by Parent in favor of the Administrative Agent for the benefit of the Secured Parties.

         "PARENT INDENTURE" shall have the meaning assigned to such term in
Section 4.02(z).

         "PARENT NOTES" shall have the meaning assigned to such term in Section 4.02(z).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "PERFECTION CERTIFICATE" shall mean the Perfection Certificate substantially in the form of Annex 2 to the Security Agreement.

         "PERMITTED ADVERTISING FEES" shall mean those advertising fees payable by FRD or any Subsidiary in any fiscal quarter with respect to any of its restaurants pursuant to a Permitted Franchise Agreement, PROVIDED that the amount of such fees does not exceed 3% of such restaurant's net revenue for the immediately preceding fiscal quarter.

         "PERMITTED AMENDMENTS" means (a) any amendment or supplement to the Senior Notes Documents that does not require a waiver or consent of the holders of the Indebtedness evidenced thereby, other than an amendment or supplement that (i) adds, directly or indirectly, any new provision commonly characterized as an affirmative, negative or financial covenant or any new event of default, collateral requirements or repayment requirement (including any put requirement) that relates to any date prior to 91 days after the Maturity Date, (ii) modifies in any manner adverse to FRD any existing provision commonly characterized as an affirmative, negative or financial covenant or any existing event of default, collateral requirement or repayment requirement (including any shortening of any amortization requirement) that relates to any date prior to 91 days after the Maturity Date or (iii) increases the interest rate thereon or modifies in any manner adverse to FRD the time or manner of payment of such interest (including any option or right to pay such interest in kind) or (b) any amendment or supplement (i) to the Senior Notes Documents that is prohibited under clause (a) above (other than any amendment or supplement prohibited by subclauses (i), (ii) or (iii) of clause (a) above) or (ii) to any other indenture, instrument or agreement pursuant to which any

Indebtedness or preferred stock is outstanding that, in each case, is not materially adverse to the interests of the Lenders.

         "PERMITTED FRANCHISE AGREEMENT" shall mean one or more franchise agreements between FRD and Parent or any of Parent's subsidiaries pursuant to which FRD franchises the Denny's or El Pollo Loco concept from Parent or such subsidiary, as such agreement may be amended from time to time; PROVIDED that
(i) the amended terms of such agreement are no less favorable to FRD than those available to franchisees unrelated to Parent, (ii) all up-front and similar fees are waived, (iii) the advertising fees payable by FRD and the Subsidiaries thereunder constitute Permitted Advertising Fees and (iv) no other royalties or fees are payable by FRD or any of the Subsidiaries thereunder except Permitted Royalties and PROVIDED further that no effect shall be given to any amendment to the Permitted Franchise Agreement for purposes of this Agreement unless it shall have been approved in writing by the Required Lenders.

         "PERMITTED FRANCHISE FEES" shall mean the Permitted Advertising Fees and the Permitted Royalties.

         "PERMITTED INVESTMENTS" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A-1" or the equivalent thereof from Standard & Poor's Ratings Service or of at least "P-1" or the equivalent thereof from Moody's Investors Service, Inc. or investments in other corporate debt securities maturing within one year from the date of the acquisition thereof and having, at such date of acquisition, a rating of at least "A" or the equivalent thereof from Standard & Poor's Rating Service or of at least "A2" or the equivalent thereof from Moody's Investors Service, Inc.;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with (i) any U.S. office of the Administrative Agent or any domestic office of Chase or the bank with which the Borrowers and the Subsidiaries maintain their cash management system, provided that if such bank is not a Lender hereunder, such bank shall have entered into an agreement with the Administrative Agent pursuant to which such bank shall have waived all rights of setoff and confirmed that such bank does not have, nor shall it claim, a security interest therein or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and is the principal banking subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Service or at least "A2" or the equivalent thereof from Moody's Investors Service, Inc.;

                  (d) investments in commercial paper maturing within 180 days from the date of acquisition thereof and issued by (i) the holding company of Chase or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $500,000,000 and (B) commercial paper rated at least "A-1" or the equivalent thereof from Standard & Poor's Ratings Service or of at least "P-1" or the equivalent thereof from Moody's Investors Service, Inc.;

                  (e) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above; and

                  (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) above.

         "PERMITTED LIENS" shall mean (a) Liens imposed by law (other than Environmental Laws and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (b) statutory and other Liens of landlords, Liens of tenants arising from occupancy rights and statutory Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law (other than Environmental Laws and any Lien imposed under ERISA) created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (c) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (d) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of any Borrower or any Guarantor, as the case may be, and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to any Borrower or any Guarantor, as the case may be; (e) purchase money Liens upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by Section 6.01(a)(iii) or 6.01(a)(iv), PROVIDED that any such Liens shall be placed on such property (and the Indebtedness secured by such Liens shall be created) within 180 days following the acquisition of such property, such Liens do not apply to any other property or assets of FRD, any Borrower or any Subsidiary and the Indebtedness secured by such Liens does not exceed 100% of the lesser of the cost or Fair Market Value of such property at the time of acquisition; and (f) extensions, renewals or replacements of any Lien referred to in paragraphs (a) through (e) above, PROVIDED that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

        "PERMITTED MANAGEMENT FEE" shall mean a management fee payable to the Parent or any of its subsidiaries (other than FRD and the Subsidiaries) pursuant to the Management Services Agreement in any fiscal quarter in an amount not to exceed (a) 1.0% of net revenues of FRD and the Subsidiaries during the immediately preceding fiscal quarter plus (b) the actual allocated share of the cost of shared administrative services provided by Parent or its subsidiaries (other than FRD or any Subsidiary) to FRD and the Subsidiaries during such quarter (which shall be calculated on a reasonable and consistent basis and shall be certified quarterly by a certificate of the Chief Financial Officer of Parent delivered to the Administrative Agent).

         "PERMITTED ROYALTY" shall mean a royalty payable by FRD or any Subsidiary in any fiscal quarter with respect to any of its restaurants pursuant to a Permitted Franchise Agreement, PROVIDED that the amount of such royalty does not to exceed 4.0% of such restaurant's net revenue for the immediately preceding fiscal quarter.

         "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

         "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which Parent, FRD, any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "PLEDGE AGREEMENT" shall mean the Pledge Agreement, substantially in the form of Exhibit H, among the Borrowers, FRD, the Subsidiary Guarantors party thereto and the Collateral Agent for the benefit of the Secured Parties.

         "PREPAYMENT EVENT" shall mean any event referred to in Section 2.12(c) through (e) that requires the Borrowers to prepay any Borrowing.

         "REGISTER" shall have the meaning given such term in Section 9.04(d).

         "REGULATION T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "RELATED PARTIES" shall mean, with respect to any person, such person's Affiliates and the respective directors, officers, employees, agents and advisors of such person or such person's Affiliates.

         "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

         "REMEDIAL ACTION" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

         "REQUIRED LENDERS" shall mean, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures outstanding, Term Loans outstanding and unused Commitments at such time.

         "RESPONSIBLE OFFICER" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

         "REVOLVING BORROWING" shall mean any Borrowing consisting solely of Revolving Loans.

         "REVOLVING COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01(a), or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Lenders' Revolving Commitments is $40,000,000.

         "REVOLVING EXPOSURE" shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its L/C Exposure and Swingline Exposure at such time.

         "REVOLVING LENDER" shall mean a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

         "REVOLVING LOAN" shall mean a loan made by the Lenders to the Borrowers pursuant to clause (b) of Section 2.01. Each Revolving Loan shall be a Eurodollar Loan or an ABR Loan.

         "SECURED PARTIES" shall have the meaning assigned to such term in the Security Agreement.

         "SECURITY AGREEMENT" shall mean the Security Agreement, substantially in the form of Exhibit I, among FRD, the Borrowers, the Subsidiary Guarantors party thereto and the Collateral Agent for the benefit of the Secured Parties.

         "SECURITY DOCUMENTS" shall mean the Mortgages, the Security Agreement, the Pledge Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.11.

         "SENIOR NOTES" shall mean FRD's 12 1/2% Senior Notes due 2004.

         "SENIOR NOTES DOCUMENTS" shall mean the Senior Notes, the Senior Notes Indenture and all material agreements, documents and instruments related thereto, in each case as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "SENIOR NOTES INDENTURE" shall mean the Indenture dated May 23, 1996, between FRD and the Bank of New York, as trustee, as amended by Supplemental Indenture between the parties thereto dated August 23, 1996, and as further amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent, Chase or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "SUBSIDIARY" shall mean, with respect to any person (herein referred to as the "PARENT"), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "SUBSIDIARY" shall mean any subsidiary of FRD.

         "SUBSIDIARY GUARANTEE AGREEMENT" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit J, made by the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties.

         "SUBSIDIARY GUARANTOR" shall mean each Subsidiary listed on Schedule 1.01(c), and each other Subsidiary that is or becomes a party to a Subsidiary Guarantee Agreement.

         "SWINGLINE COMMITMENT" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.09.

         "SWINGLINE EXPOSURE" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure at such time.

         "SWINGLINE LOAN" shall mean any loan made by the Swingline Lender pursuant to Section 2.22(a).

         "TAX ALLOCATION AGREEMENT" means the Tax Sharing and Allocation Agreement among Parent, FRD and the Subsidiaries, as in effect on the date hereof and as such agreement may be amended from time to time; PROVIDED that no effect shall be given to any amendment to the Tax Allocation Agreement for purposes of this Agreement unless it shall have been approved in writing by the Required Lenders.

         "TERM BORROWING" shall mean any Borrowing consisting solely of Term Loans.

         "TERM COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Closing Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04. The initial amount of each Lender's Term Commitment is set forth on Schedule 2.01(b), or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The aggregate amount of the Lenders' Term Commitments is $30,000,000.

         "TERM LENDER" shall mean a Lender with a Term Commitment or an outstanding Term Loan.

         "TERM LOAN" shall mean a Loan made pursuant to clause (a) of Section
2.01. Each Term Loan shall be a Eurodollar Loan or an ABR Loan.

         "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

         "TRANSACTIONS" shall have the meaning assigned to such term in Section 3.02.

         "TYPE", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "RATE" shall consist of the Adjusted LIBO Rate and the Alternate Base Rate.

         "WHOLLY OWNED SUBSIDIARY" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity and 100% of the ordinary voting power (and, in the case of a partnership, 100% of the general partnership interests) are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person.

         "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED, HOWEVER, that for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05.


                                   ARTICLE II

                                   THE CREDITS


         SECTION 2.01. COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender (such Lenders initially providing Commitments hereunder as and to the extent set forth on Schedules 2.01(a) and 2.01(b) hereto) agrees, severally and not jointly, (a) to make Term Loans to any Borrower on the Closing Date in a principal amount that will not result in the aggregate principal amount of such Lender's Term Loans exceeding such Lender's Term Commitment and (b) to make Revolving Loans to any Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Maturity Date and the termination of the Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, each Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts repaid in respect of any Term Loan may not be reborrowed.

         SECTION 2.02. LOANS. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class; PROVIDED, HOWEVER, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans (other than Swingline Loans) comprising any Borrowing shall be in an aggregate principal amount that is (i) (A) in the case of Eurodollar Borrowings, an integral multiple of $500,000 and not less than $1,000,000 and (B) in the case of ABR Borrowings, an integral multiple of $100,000 and not less than $500,000 or (ii) in the case of Revolving Loans, equal to the remaining available balance of the total Revolving Commitments, PROVIDED that (X) an ABR Borrowing may be made in an aggregate amount that is required to finance the reimbursement of an L/C Disbursement as contemplated by
Section 2.21(e) and (Y) for the purposes of clauses (i) and (ii) above, the aggregate principal amount of any Borrowing shall equal the aggregate principal amount of all Loans made pursuant to such Borrowing, whether or not such Loans are requested by the same Borrower.

         (b) Subject to Sections 2.08, 2.14 and 2.22(d), each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, PROVIDED that any exercise of such option shall not affect the obligation of such

Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type and Class may be outstanding at the same time; PROVIDED, HOWEVER, that no Borrower shall be entitled to request any Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 12:00 noon, New York City time, PROVIDED that Swingline Loans shall be made as provided in Section 2.22. The Administrative Agent shall use reasonable efforts to credit by 2:00 p.m., New York City time, the amounts so received to the Disbursement Account (PROVIDED that ABR Loans made to finance the reimbursement of an L/C Disbursement as provided in Section 2.21(e) shall be remitted by the Administrative Agent to the Issuing Bank) or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

         (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the applicable Borrower (without prejudice to any claims of such Borrower against such Lender with respect to such Borrowing) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of any Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         (e) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         (f) Any Borrower may refinance all or any part of a Revolving Borrowing with another Revolving Borrowing, subject to the conditions and limitations set forth in this Agreement. Any Revolving Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with the applicable provisions of this Agreement with the proceeds of the new Revolving Borrowing, and the proceeds of such new Revolving Borrowing, to the extent they do not exceed the principal amount of the Revolving Borrowing being refinanced, shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to such Borrower pursuant to paragraph (c) above; PROVIDED, HOWEVER, that
(i) if the principal amount extended by a Lender in a refinancing is greater than the principal amount extended by such Lender in the Revolving Borrowing being refinanced then such Lender shall pay such difference to the Administrative Agent for distribution to the Lenders described in clause (ii) below, (ii) if the principal amount extended by a Lender in the Revolving Borrowing being refinanced is greater than the principal amount being extended by such Lender in the refinancing, the Administrative Agent shall return the difference to such Lender out of amounts received pursuant to clause (i) above, and (iii) to the extent any Lender fails to pay the Administrative Agent amounts due from it pursuant to clause (i) above, any Revolving Loan or portion thereof being refinanced shall not be deemed repaid in accordance with Section 2.04 and shall be payable by the applicable Borrower (without prejudice to any claims of such Borrower against such Lender with respect to such Revolving Borrowing).

         (g) If the Borrowers fail to make any payment required by Section 2.21(e) when due, the Administrative Agent shall notify each Revolving Lender of the applicable L/C Disbursement, the payment then due from the Borrowers in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section
2.02 with respect to Revolving Loans made by such Lender (and Section 2.02 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from any Borrower pursuant to Section 2.21(e), the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any L/C Disbursement (other than the funding of ABR Loans or a Swingline Loan as contemplated by Section 2.21(e)) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such L/C Disbursement. If the Issuing Bank shall make any L/C Disbursement, then, unless the Borrowers shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrowers reimburse such L/C Disbursement, at the rate per annum then applicable to ABR Loans, PROVIDED that, if the Borrower fails to reimburse such L/C Disbursement when due pursuant to paragraph (e) of Section 2.21, then Section 2.07 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to this paragraph (g) to reimburse the applicable Issuing Bank shall be for the account of such Lender to the extent of such payment.

         SECTION 2.03. BORROWING PROCEDURE. In order to request a Borrowing (other than a Swingline Loan, as to which this Section 2.03 shall not apply), the applicable Borrower shall hand-deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 11:30 a.m., New York City time, on the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the applicable Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day);
(iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; PROVIDED, HOWEVER, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then such Borrower(s) shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

         If any Borrower shall not have delivered a Borrowing Request in accordance with this Section 2.03 prior to the end of the Interest Period then in effect for any Borrowing requesting that such Borrowing be refinanced, then such Borrower shall (unless such Borrower has notified the Administrative Agent, not less than three Business Days prior to the end of such Interest Period, that such Borrowing is to be repaid at the end of such Interest Period) be deemed to have delivered a Borrowing Request requesting that such Borrowing be refinanced with a new Borrowing of equivalent amount, and such new Borrowing shall be an ABR Borrowing.

         SECTION 2.04. EVIDENCE OF DEBT; REPAYMENT OF LOANS. (a) Each Borrower hereby unconditionally promises, jointly and severally, to pay (i) to the Administrative Agent for the account of each Lender, the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date, (ii) to the Administrative Agent for the account of each Lender, the then unpaid principal amount of each Term Loan of such Lender pursuant to Section 2.11 and
(iii) to the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calender month and is at least five Business Days after such Swingline Loan is made (or on such earlier date on which such Loan shall become due and payable hereunder, pursuant to Article VII or otherwise), PROVIDED that on each date that the Borrowing of a Revolving Loan is made, the Borrower shall repay all Swingline Loans then outstanding.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from any Borrower or any Guarantor and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

         (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

         SECTION 2.05. FEES. (a) The Borrowers agree, jointly and severally, to pay to each Revolving Lender, through the Administrative Agent, on the last day of March, June, September and December in each year and on each date on which the Revolving Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "COMMITMENT FEE") of 0.75% per annum on the average daily unused amount of the Revolving Commitment (other than the Swingline Commitment) of such Lender during the preceding quarter (or other period commencing with the date hereof or ending with the Maturity Date or the date on which the Revolving Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Commitment Fee due to each Revolving Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Revolving Commitment of such Lender shall expire or be terminated as provided herein. For purposes of calculating Commitment Fees only, no portion of the Revolving Commitments shall be deemed utilized under Section
2.16 as a result of outstanding Swingline Loans.

         (b) The Borrowers agree, jointly and severally, to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the "ADMINISTRATIVE AGENT FEES").

         (c) The Borrowers agree, jointly and severally, to pay (i) to each Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Revolving Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C PARTICIPATION FEE") calculated on such Lender's Applicable Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Commitments of all Revolving Lenders shall have been terminated) at a rate per annum equal to 3.00%, and (ii) to the applicable Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or that date on which all Letters of Credit have been canceled or have expired and the Revolving Commitments of all Revolving Lenders shall have been terminated), as well as the standard issuance and drawing fees specified from time to time by the applicable Issuing Bank (the "ISSUING BANK FEES"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

           All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the applicable Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.06. INTEREST ON LOANS. (a) Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus 2.00%.

         (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 3.00%.

           Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.07. DEFAULT INTEREST. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal of any Loan, at the rate otherwise applicable to such Loan pursuant to Section
2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the sum of the Alternate Base Rate plus 4.00%.

         SECTION 2.08. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrowers and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, any request by a Borrower for a Eurodollar Borrowing pursuant to Section
2.03 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         SECTION 2.09. TERMINATION AND REDUCTION OF COMMITMENTS. (a) Unless previously terminated, (i) the Term Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date and (ii) the Revolving Commitments, the Swingline Commitment and the L/C Commitment shall automatically terminate on the Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on May 31, 1999, if the initial Credit Event shall not have occurred by such time.

         (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments of any Class; PROVIDED, HOWEVER, that (i) each partial reduction of the Commitments of any Class shall be in an integral multiple of $500,000 and in a minimum amount of $1,000,000 and (ii) the Borrowers shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.12, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

         (c) Each reduction in the Commitments of any Class hereunder shall be made ratably among the Lenders in accordance with their respective Commitments of such Class. The Borrowers shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Revolving Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

         SECTION 2.10. CONVERSION AND CONTINUATION OF BORROWINGS. Each Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 noon, New York City time, three Business Days prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 noon, New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 12:00 noon, New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                  (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                  (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to
         Section 2.15;

                  (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

                  (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

                  (vii) upon notice to the Borrowers from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

         Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that any Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an

ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the applicable Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing. This Section will not apply to Swingline Loans, which may not be converted or continued.

         SECTION 2.11. AMORTIZATION OF TERM LOANS. (a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrowers shall repay the Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:


          DATE                                            AMOUNT
          ----                                            ------
          June 30, 2001                                   $2,000,000
          September 30, 2001                              $2,000,000
          December 31, 2001                               $2,000,000
          March 31, 2002                                  $3,000,000
          June 30, 2002                                   $3,000,000
          September 30, 2002                              $3,000,000
          December 31, 2002                               $3,000,000
          March 31, 2003                                  $6,000,000
          May 14, 2003                                    $6,000,000

         (b) To the extent not previously paid, all Term Loans shall be due and payable on the Maturity Date.

         (c) If the initial aggregate amount of the Lenders' Term Commitments exceeds the aggregate principal amount of Term Loans that are made on the Closing Date, then the scheduled repayments of Term Loans to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess. Any prepayment of a Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings to be made pursuant to this Section ratably.

         (d) Prior to any repayment of any Term Borrowings hereunder, the Borrowers shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 12:00 noon, New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Term Borrowing shall be applied ratably to the Loans included in the repaid Term Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

         SECTION 2.12. PREPAYMENT. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section 2.12.

         (b) In the event of any termination of all the Revolving Commitments, the Borrowers shall prepay all outstanding Revolving Borrowings and replace or cash collateralize all outstanding Letters of Credit on the date of such termination. In the event of any partial reduction of the Revolving Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrowers and the Lenders of the total Revolving Exposures after giving effect thereto and (ii) if the total Revolving Exposures would exceed the total Revolving Commitments after giving effect to such reduction, then the Borrowers shall, on the date of such reduction and in an amount sufficient to eliminate such excess, first, prepay the then outstanding Revolving Loans (if any) and Swingline Loans (if any) and second, to the extent of any remaining excess (after the prepayment of Revolving Loans and Swingline Loans), replace outstanding Letters of Credit or deposit an amount in cash in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties.

         (c) Following the end of each fiscal year of the Borrowers, commencing with the fiscal year ending 1999, the Borrowers shall prepay Term Borrowings (and, to the extent all Term Borrowings have been or, after giving effect to such prepayment, will have been prepaid or repaid, Revolving Borrowings) in an aggregate amount equal to (i) 75% of Excess Cash Flow for such fiscal year MINUS
(ii) any prepayments pursuant to Section 2.12(a) of (A) Term Borrowings or (B) to the extent that the Revolving Commitments are permanently reduced in connection therewith, Revolving Borrowings; PROVIDED, HOWEVER, that if the Consolidated Total Debt Ratio for the period of four fiscal quarters most recently ended prior to the date of determination of Excess Cash Flow shall be less than to 3.00 to 1.00, then the Borrowers shall only be required to prepay with respect to such fiscal year an aggregate amount equal to (i) 50% of Excess Cash Flow for such fiscal year MINUS (ii) any prepayments pursuant to Section 2.12(a) of (A) Term Borrowings or (B) to the extent that the Revolving Commitments are permanently reduced in connection therewith, Revolving Borrowings. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.04(a)(ii) with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

         (d) In the event that and on each occasion on which any Net Cash Proceeds are received by or on behalf of FRD, the Borrowers or any other Subsidiary with respect to any Asset Sale (other than the Asset Sales permitted by Section 6.05(a), (b), (c), (d) or (e)), the Borrowers shall, within four Business Days after such Net Cash Proceeds are received, prepay Term Borrowings (and, to the extent all Term Borrowings have been or, after giving effect to such prepayment, will have been prepaid or repaid, Revolving Borrowings) in an aggregate amount equal to the amount of such Net Cash Proceeds.

         (e) In the event that and on each occasion on which any Net Cash Proceeds are received by or on behalf of FRD, the Borrowers or any other Subsidiary with respect to (i) any issuance or other disposition of Indebtedness for money borrowed of FRD, the Borrowers or any other Subsidiary (other than in connection with Indebtedness for money borrowed permitted pursuant to Section 6.01(a)) or (ii) any issuance or other disposition of Equity Interests in, or capital contributions to, FRD, the Borrowers or any other Subsidiary (other than any Asset Sale or any such issuance of Equity Interests to, or capital contributions by, FRD or any Subsidiary), the Borrowers shall, within three Business Days after such Net Cash Proceeds are received, prepay Term Borrowings (and, to the extent all Term Borrowings have been or, after giving effect to such prepayment, will have been prepaid or repaid, Revolving Borrowings) in an aggregate amount equal to the amount of such Net Cash Proceeds.

         (f) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrowers shall select (subject to and in accordance with the limitations set forth in Sections 2.12(c), (d) and (e)) the Borrowing to be prepaid and shall specify such selection in the notice of such prepayment delivered in accordance with the immediately succeeding sentence. The Borrowers shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) with respect to Eurodollar Borrowings, by 12:00 noon, New York City time, at least three Business Days prior to the date of prepayment or (ii) with respect to ABR Borrowings and Swingline Loans, on or prior to the date of prepayment before 12:00 noon, New York City time on such date of prepayment. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof.

         (g) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid. Each notice of an optional prepayment shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. Each partial prepayment of any Borrowing shall be in integral multiples of $500,000 (or, in the case of ABR Borrowings or Swingline Loans, $100,000) and in a minimum amount of $500,000 (or, in the case of Swingline Loans, $100,000), except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. All prepayments under this Section 2.12 shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 (other than prepayments of an ABR Borrowing that is a Revolving Borrowing or a Swingline
Loan) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         (h) Prepayments of the Term Loans shall result in the permanent reduction of the Term Commitments, but prepayments of Revolving Loans pursuant to this Section 2.12 (other than Section 2.12(b)) shall not result in the termination or permanent reduction of the Revolving Commitments and, subject to
Section 2.01(b), may be reborrowed.

         SECTION 2.13. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the applicable Issuing Bank of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or Issuing Bank by the jurisdiction in which such Lender or Issuing Bank has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the applicable Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or Issuing Bank to be material, then the Borrowers will pay to such Lender or Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or the applicable Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the applicable Issuing Bank or any Lender's or the applicable Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the applicable Issuing Bank pursuant hereto to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, then from time to time the Borrowers shall pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or the applicable Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after the receipt of the same.

         (d) Failure or delay on the part of any Lender or the applicable Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation. The protection of this Section 2.13 shall be available to each Lender and Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

         SECTION 2.14. CHANGE IN LEGALITY. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrowers and to the Administrative Agent:

                  (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder, whereupon any request for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan, unless such declaration shall be subsequently withdrawn; and

                  (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans, as to such Lender only, shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.14, a notice to the Borrowers by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrowers.

         SECTION 2.15. INDEMNITY. The Borrowers shall, jointly and severally, indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor or (ii) any Eurodollar Loan to be made by such Lender not being made after notice of such Loan shall have been given by any Borrower hereunder (any of the events referred to in this clause (a) being called a "BREAKAGE EVENT") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) the actual cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this
Section 2.15 shall be delivered to the applicable Borrower and shall be conclusive absent manifest error.


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                                                                              28






         SECTION 2.16. PRO RATA TREATMENT. Except as provided below in this
Section 2.16 with respect to the Swingline Loans and as required under Section 2.14, (a) each Borrowing, each payment or prepayment of principal of any Borrowing and each payment of interest on the Loans shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments have expired or been terminated in whole or in part, in accordance with the sum of the respective principal amounts of their outstanding Loans and their respective unused Commitments that have not expired or been terminated) and (b) each payment of the Commitment Fees and each reduction of the Revolving Commitments shall be allocated pro rata among the Lenders in accordance with their respective Revolving Commitments (or, if such Revolving Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Revolving Loans). For purposes of determining the available Revolving Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with the Lenders' respective Revolving Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.17. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Revolving Loan, Term Loan, L/C Disbursement or Swingline Loans as a result of which the unpaid principal portion of its Revolving Loans and Term Loans and participations in L/C Disbursements and Swingline Loans shall be proportionately less than the unpaid principal portion of the Revolving Loans and Term Loans and participations in L/C Disbursements and Swingline Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Revolving Loans, Term Loans, L/C Exposure and Swingline Exposure of such other Lender, so that the aggregate unpaid principal amount of the Revolving Loans, Term Loans, L/C Exposure and Swingline Exposure and participations in Revolving Loans, Term Loans, L/C Exposure and Swingline Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Loans, Term Loans, L/C Exposure and Swingline Exposure then outstanding as the principal amount of its Revolving Loans, Term Loans, L/C Exposure and Swingline Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Revolving Loans, Term Loans, L/C Exposure and Swingline Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; PROVIDED, HOWEVER, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower and FRD expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Revolving Loan, Term Loan, L/C Disbursement or Swingline Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower and FRD to such Lender by reason thereof as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.

         SECTION 2.18. PAYMENTS. (a) Each Loan Party shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 noon, New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the applicable Issuing Bank, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise directed in Section 2.22(e)) shall be made to the Administrative Agent at its offices at 1301 Avenue of the Americas, 12th Floor, New York, New York.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         SECTION 2.19. TAXES. (a) Any and all payments by or on behalf of the Loan Parties hereunder and under any other Loan Document shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING (i) income taxes imposed on the net income of the Administrative Agent, any Lender or any Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "TRANSFEREE")) and (ii) franchise taxes imposed on the net income of the Administrative Agent, any Lender or any Issuing Bank (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent, such Lender or such Issuing Bank (or Transferee) is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "TAXES"). If any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Administrative Agent, any Lender or any Issuing Bank (or any Transferee), then (i) the sum payable shall be increased by the amount (an "ADDITIONAL AMOUNT") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) the Administrative Agent, such Lender or such Issuing Bank (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future recording, stamp, documentary, excise, transfer, sales, property taxes, charges or similar levies (including mortgage recording taxes and similar fees) that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document ("OTHER TAXES").

         (c) The Borrowers will, jointly and severally, indemnify the Administrative Agent, each Lender and each Issuing Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank (or Transferee), as the case may be, and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Administrative Agent, a Lender or the applicable Issuing Bank (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent, any Lender or any Issuing Bank (or Transferee), as the case may be, makes written demand therefor.

         (d) As soon as practicable after the date of any payment of Taxes or Other Taxes by any Borrower or any other Loan Party to the relevant Governmental Authority, such Borrower or such other Loan Party will deliver to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

         (e) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "NON-U.S. LENDER") shall deliver to the Borrowers and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Borrower and is not a controlled foreign corporation related to any Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each


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                                                                              30




Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "NEW LENDING OFFICE"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.19(e), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.19(e) that such Non-U.S. Lender is not legally able to deliver.

         (f) The Borrowers shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that:

          (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; PROVIDED, HOWEVER, that this paragraph
         (f) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrowers and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (f)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation; or

          (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (e) above.

         (g) Nothing contained in this Section 2.19 shall require any Lender or Issuing Bank (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

         SECTION 2.20. ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES; DUTY TO MITIGATE. (a) In the event (i) any Lender or Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.13, (ii) any Lender or Issuing Bank delivers a notice described in Section 2.14 or (iii) any Borrower is required to pay any additional amount to any Lender or Issuing Bank or any Governmental Authority on account of any Lender or Issuing Bank pursuant to
Section 2.19, any Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or Issuing Bank and the Administrative Agent, require such Lender or Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrowers shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, of the Issuing Banks, and the Swingline Lender), which consent shall not unreasonably be withheld, and (z) the Borrowers or such assignee shall have paid to the affected Lender or Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or Issuing Bank hereunder (including any amounts under Section 2.13 and Section 2.15); PROVIDED FURTHER that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or Issuing Bank's claim for compensation under Section 2.13 or notice under Section 2.14 or the amounts paid pursuant to
Section 2.19, as the case may be, cease to cause such Lender or Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.14, or cease to result in amounts being payable under Section 2.19, as the case may be (including as a result of any action taken by such Lender or Issuing Bank pursuant to paragraph (b) below), or if such Lender or Issuing Bank shall waive its right to claim further compensation under Section 2.13 in respect of such circumstances or event or shall withdraw its notice under Section 2.14 or shall waive its right to further payments under
Section 2.19 in respect of such circumstances or event, as the case may be, then such Lender or Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

         (b) If (i) any Lender or Issuing Bank shall request compensation under
Section 2.13, (ii) any Lender or Issuing Bank delivers a notice described in
Section 2.14 or (iii) any Borrower is required to pay any additional amount to any Lender or Issuing Bank or any Governmental Authority on account of any Lender or Issuing Bank, pursuant to Section 2.19, then such Lender or Issuing Bank shall use reasonable efforts (which shall not require such Lender or Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrowers or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section
2.13 or enable it to withdraw its notice pursuant to Section 2.14 or would reduce amounts payable pursuant to Section 2.19, as the case may be, in the future. The Borrowers hereby agree, jointly and severally, to pay all reasonable costs and expenses incurred by any Lender or Issuing Bank in connection with any such filing or assignment, delegation and transfer.

         SECTION 2.21. LETTERS OF CREDIT. (a) GENERAL. Subject to the terms and conditions set forth herein, (i) each of the Existing Letters of Credit shall, upon the Closing Date and without further action on the part of any Issuing Bank or any other person, be deemed for all purposes to be a Letter of Credit hereunder and (ii) any Borrower may request the issuance of a Letter of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time while the Revolving Commitments remain in effect. This Section shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

         (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), any Borrower shall hand deliver or telecopy to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension, (i) the L/C Exposure shall not exceed $20,000,000 and (ii) the aggregate Revolving Exposures shall not exceed the total Revolving Commitments.

         (c) EXPIRATION DATE. Each Letter of Credit shall expire at the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit and (ii) the date that is five Business Days prior to the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; PROVIDED, HOWEVER, that (A) clause (i) above shall not prevent the applicable Issuing Bank from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year from the date of such extension each unless such Issuing Bank elects not to extend such Letter of Credit for any such additional period (PROVIDED that such Issuing Bank shall elect not to extend such Letter of Credit (x) if it has notice that an Event of Default has occurred and is continuing at the time such Issuing Bank must elect whether or not to allow such extension or (y) if the period of such extension would result in such Letter of Credit expiring after the date that is five Business Days prior to the Maturity Date (except in accordance with, and subject to the limitations set forth in, clause (B) below)) and (B) any Letter of Credit that complies with clause (i) above may, at the sole discretion of the Issuing Bank that issues, renews or extends such

Letter of Credit, expire after the Maturity Date, but not more than 91 days after the Maturity Date, PROVIDED that the applicable Borrower deposits in a cash collateral account established with the Administrative Agent, on or prior to five Business Days prior to the Maturity Date, an amount in cash equal to 105% of the face amount of such Letter of Credit.

         (d) PARTICIPATIONS. By the issuance of a Letter of Credit and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender's Applicable Percentage of each L/C Disbursement made by the applicable Issuing Bank and not reimbursed by the applicable Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.21(e). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) REIMBURSEMENT. If the applicable Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon, New York City time, on the date that such L/C Disbursement is made, if the Borrowers shall have received notice of such L/C Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrowers prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrowers receive such notice, if such notice is not received prior to such time on the day of receipt, PROVIDED that if such L/C Disbursement is not less than $500,000, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or Swingline Loan.

         (f) OBLIGATIONS ABSOLUTE. Each Borrower's obligation to reimburse L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the applicable Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank, PROVIDED that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by the applicable Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), the applicable Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

         (g) DISBURSEMENT PROCEDURES. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the applicable Borrower of such demand for payment and whether the applicable Issuing Bank has made or will make an L/C Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve (i) such Borrower of its obligation to reimburse the applicable Issuing Bank and the Lenders with respect to any such L/C Disbursement or (ii) any Lender of its obligations to acquire participations in, and make payments to the applicable Issuing Bank with respect to, the Letter of Credit to which such L/C Disbursement relates. The Administrative Agent shall promptly give each Lender notice thereof.

         (h) INTERIM INTEREST. If the applicable Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the applicable Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the applicable Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment or the date on which interest shall commence to accrue thereon as provided in Section 2.02(g), at the rate per annum that would apply to such amount if such amount were an ABR Loan.

         (i) RESIGNATION OR REMOVAL OF THE ISSUING BANK. Any Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrowers, and may be removed at any time by the Borrowers by notice to such Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as a successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of such retiring Issuing Bank and such retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrowers shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrowers and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of such previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer, without limitation, to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of any Issuing Bank hereunder, such retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

         (j) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, the Borrowers shall, on the Business Day any Borrower receives notice from the Administrative Agent or the Required Lenders thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Lenders, an amount in cash equal to 105% of the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Banks for L/C Disbursements for which they have not been reimbursed (pro rata in accordance with the aggregate amount of L/C Disbursements for which each Issuing Bank has not been reimbursed), (ii) be held for the satisfaction of the reimbursement obligations of the Borrowers for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated, be applied to satisfy the Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.

         SECTION 2.22. SWINGLINE LOANS. (a) SWINGLINE COMMITMENT. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans to the Borrowers at any time and from time to time on and after the Closing Date and until the earlier of the Maturity Date and the termination of the Revolving Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $5,000,000 or (ii) the aggregate Revolving Exposures, after giving effect to any Swingline Loan, exceeding the total Revolving Commitments. Each Swingline Loan shall be in a principal amount that is an integral multiple of $100,000 and not less than $100,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrowers may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

         (b) SWINGLINE LOANS. The applicable Borrower shall notify the Administrative Agent in writing or by telecopy (or by telephone promptly confirmed in writing or by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any notice received from such Borrower pursuant to this paragraph (b). The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the Disbursement Account by 3:00 p.m. on the date such Swingline Loan is so requested.

         (c) PREPAYMENT. Each Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or telecopy notice (or telephonic notice promptly confirmed by written or telecopy notice) to the Swingline Lender and to the Administrative Agent before 12:00 noon, New York City time, on the date of prepayment at the Swingline Lender's address for notices specified on Schedule 2.01(a), PROVIDED that all or any portion of a Swingline Loan borrowed and prepaid on the same date shall be deemed to have been outstanding for one day.

         (d) INTEREST. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a).

         (e) PARTICIPATIONS. The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loans. In furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and

Section 2.02(c) shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from any Borrower (or other party on behalf of any Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers (or other party liable for obligations of the Borrowers) of any default in the payment thereof.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


         Each of FRD, FRI-M and the Borrowers represents and warrants to the Administrative Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent, the Issuing Banks and each of the Lenders that:

         SECTION 3.01. ORGANIZATION; POWERS. Each of Parent, FRD, the Borrowers and each of the other Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrowers, to borrow hereunder.

         SECTION 3.02. AUTHORIZATION. The execution, delivery and performance by each Loan Party of each of the Loan Documents and the borrowings hereunder (collectively, the "TRANSACTIONS") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or the certificate or articles of incorporation or other constitutive documents or by-laws of any Loan Party, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which any Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party (other than any Lien created hereunder or under the Security Documents).

         SECTION 3.03. ENFORCEABILITY. This Agreement has been duly executed and delivered by FRD, FRI-M and each Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

         SECTION 3.04. GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for
(a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages and (c) such as have been made or obtained and are in full force and effect.

         SECTION 3.05. FINANCIAL STATEMENTS. Each of Parent and FRD has heretofore furnished to the Lenders its consolidated balance sheets and statements of income and changes in financial condition as of and for the fiscal year ended December 30, 1998, which consolidated statements are audited by and accompanied by the opinion of Deloitte & Touche, LLP, independent public accountants. Such financial statements present fairly the financial condition and results of operations and cash flows of Parent and its consolidated subsidiaries and FRD and its consolidated subsidiaries, respectively, as of such dates and for such periods. Such balance sheets and the notes thereto disclose, as and to the extent required by GAAP, all material liabilities, direct or contingent, of Parent and its consolidated subsidiaries and FRD and its consolidated subsidiaries, respectively, as of the dates thereof and, as of such dates, there were no other material liabilities, direct or contingent, of Parent or its subsidiaries, including FRD, the Borrowers and the other Subsidiaries, except as disclosed in the Confidential Information Memorandum. The financial statements referred to in this Section 3.05(a) were prepared in accordance with GAAP applied on a consistent basis.

         SECTION 3.06. NO MATERIAL ADVERSE CHANGE. Since December 31, 1998, there has been no material adverse change in the business, assets, operations, properties, condition (financial or otherwise), contingent liabilities (including but not limited to potential environmental and employee health and safety liabilities), prospects or material agreements of (i) Parent and its subsidiaries, taken as a whole, or (ii) FRD, the Borrowers and the other Subsidiaries, taken as a whole.

         SECTION 3.07. TITLE TO PROPERTIES; POSSESSION UNDER LEASES. (a) Each of FRD, the Borrowers and the other Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including the Mortgaged Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

         (b) Each of FRD, the Borrowers and the other Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of FRD, the Borrowers and the other Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

         (c) None of the Loan Parties has received any notice of, or has any knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation.

         (d) No Loan Party is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

         SECTION 3.08. SUBSIDIARIES. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of FRD, any Borrower or any other Subsidiary therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by FRD, a Borrower or a Subsidiary free and clear of all Liens, except for Liens created under the Existing Credit Agreement to be released in connection with the first Credit Event hereunder.

         SECTION 3.09. LITIGATION; COMPLIANCE WITH LAWS. (a) Except as set forth on Schedule 3.09, there are not any actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of FRD, FRI-M or any Borrower, threatened against or affecting FRD, any Borrower or any other Subsidiary or any business, property or rights of any such person
(i) that involve any Loan Document or the Transactions or (ii) that have had or are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect.

         (b) None of FRD, the Borrowers or any of the other Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

         (c) Certificates of occupancy and permits are in effect for each Mortgaged Property as currently constructed.

         SECTION 3.10. AGREEMENTS. (a) None of Parent, FRD, the Borrowers or any of the other Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (b) None of Parent, FRD, the Borrowers or any of the other Subsidiaries is in default in any manner under any provision of any credit agreement, indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.11. FEDERAL RESERVE REGULATIONS. (a) None of Parent, FRD, the Borrowers or any of the other Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

         (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

         SECTION 3.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. None of Parent, FRD, the Borrowers or any other Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.13. USE OF PROCEEDS. The Borrowers will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

         SECTION 3.14. TAX RETURNS. Each of Parent, FRD, the Borrowers and the other Subsidiaries has timely filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it (except for any non-material state, local or foreign returns) and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which Parent, FRD, the Borrowers or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

         SECTION 3.15. NO MATERIAL MISSTATEMENTS. Neither the Confidential Information Memorandum, taken as a whole, nor any other information, report, financial statement, exhibit or schedule furnished by or on behalf of Parent, FRD or the Borrowers to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole together with any other information (including the Confidential Information Memorandum) so furnished, contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading, PROVIDED that to the extent that such information was subsequently replaced, prior to the date of this Agreement, by other information expressly correcting such earlier information (and the Administrative Agent and Lenders were expressly informed by or on behalf of FRD or the Borrowers that such other information was correcting such earlier information), the foregoing representation does not apply to such earlier information.

         SECTION 3.16. EMPLOYEE BENEFIT PLANS. Each of FRD, FRI-M, the Borrowers and their ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of FRD, FRI-M, the Borrowers or any of their ERISA Affiliates. The present value of all benefit liabilities under each Plan maintained, or contributed to, exclusively by one or more of FRD, FRI-M, the Borrowers or the other Subsidiaries (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $2,000,000 the fair market value of the assets of such Plan (assuming the accrual of contributions for the current or immediately preceding Plan year not yet due), and the present value of all benefit liabilities of all underfunded Plans maintained, or contributed to, exclusively by one or more of FRD, FRI-M, the Borrowers or the other Subsidiaries (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed by more than $2,000,000 the fair market value of the assets (assuming the accrual of contributions for the current or immediately preceding Plan year not yet due) of all such underfunded Plans and the present value of all benefit liabilities under each other Plan (based on those assumptions used to fund such other Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $5,000,000 the fair market value of the assets of such other Plan (assuming the accrual of contributions for the current or immediately preceding Plan year not yet due), and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed by more than $5,000,000 the fair market value of the assets (assuming the accrual of contributions for the current or immediately preceding Plan year not yet due) of all such underfunded Plans.

         SECTION 3.17. ENVIRONMENTAL MATTERS. Except as set forth in Schedule 3.17:

         (a) The properties owned or operated by FRD, the Borrowers and the other Subsidiaries (the "PROPERTIES") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of,
(ii) require Remedial Action under, or (iii) could otherwise give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

         (b) The Properties and all operations of FRD, the Borrowers and the other Subsidiaries are in compliance, and in the last five years have been in compliance, with all Environmental Laws, and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

         (c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of FRD, the Borrowers or the other Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

         (d) None of FRD, the Borrowers or any of the other Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of FRD, the Borrowers or the other Subsidiaries or with regard to any person whose liabilities for environmental matters FRD, the Borrowers or the other Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do FRD, the Borrowers or the Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

         (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor have FRD, the Borrowers or the other Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.18. INSURANCE. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by Parent, FRD, or any Borrower or by Parent, FRD, or any Borrower for the Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. Parent, FRD, the Borrowers and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

         SECTION 3.19. SECURITY DOCUMENTS. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person.

         (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property, as defined in the Security Agreement) as to which perfection is effected through the filing of such financing statements, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

         (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof).

         (d) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the right, title and interest in and to each Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the applicable office specified on Schedule 3.19(d), the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrowers and the other Subsidiaries in the Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

         SECTION 3.20. LABOR MATTERS. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against FRD, any Borrower or any other Subsidiary pending or, to the knowledge of FRD, FRI-M or any Borrower, threatened. The hours worked by and payments made to employees of FRD, each Borrower and each other Subsidiary have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters (except for any violations that, individually or in the aggregate, would not be material). All payments due from FRD, any Borrower or any other Subsidiary, or for which any claim may be made against FRD, any Borrower or such other Subsidiary, on account of wages and employee health and welfare insurance and other benefits (except for any payments or claims that, individually or in the aggregate, if not paid, would not be material), have been paid or accrued as a liability on the books of FRD, any Borrower or such other Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which FRD, any Borrower or any other Subsidiary is bound.

         SECTION 3.21. SOLVENCY. Immediately after the consummation of the Transactions to occur on the Closing Date, and immediately following the making of each Loan made on the Closing Date, and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan

Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

         SECTION 3.22. YEAR 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the computer systems of FRD, the Borrowers and the other Subsidiaries and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which FRD's, the Borrowers' or the other Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by September 30, 1999. The cost to FRD, the Borrowers and the other Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to FRD, the Borrowers and the other Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of FRD, the Borrowers and the other Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit FRD, the Borrowers and the other Subsidiaries to conduct their businesses without the occurrence of a Default or a Material Adverse Effect.


                                   ARTICLE IV

                              CONDITIONS OF LENDING


         The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

         SECTION 4.01. ALL CREDIT EVENTS. On the date of each Borrowing, including each Borrowing in which Loans are refinanced with new Loans as contemplated by Section 2.02(f), and on the date of each issuance of a Letter of Credit (each such event being called a "CREDIT EVENT"):

         (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.21(b), or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.22(b).

         (b) The representations and warranties set forth in Article III that are qualified as to materiality (except, in the case of a refinancing that does not increase the aggregate principal amount of Loans outstanding, the representations set forth in Sections 3.06 and 3.09) shall be true and correct in all respects and the representations and warranties set forth in Article III that are not so qualified (except, in the case of a refinancing that does not increase the aggregate principal amount of Loans outstanding, the representations set forth in Sections 3.06 and 3.09) shall be true and correct in all material respects, in each case, on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case the representations and warranties that are qualified as to materiality and that expressly relate to an earlier date shall have been true and correct in all respects as of such earlier date and the representations and warranties that are not so qualified and that expressly relate to an earlier date shall have been true and correct in all material respects as of such earlier date.

         (c) The Borrowers and each other Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

         Each Credit Event shall be deemed to constitute a representation and warranty by FRD and each Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

         SECTION 4.02. FIRST CREDIT EVENT. On the Closing Date:

                  (a) The Administrative Agent and the Documentation Agent shall have received, on behalf of themselves, the Lenders and the Issuing Bank, a favorable written opinion of (i) Parker, Poe, Adams & Bernstein L.L.P., counsel for Parent, FRD and the Borrowers, substantially to the effect set forth in Exhibit K and (ii) Pam Milner, Esq., acting as local counsel for Parent, FRD and the Borrowers, substantially to the effect set forth in Exhibit L, in each case, (A) dated the Closing Date, (B) addressed to the Issuing Banks, the Administrative Agent, the Collateral Agent, the Documentation Agent and the Lenders and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent and the Documentation Agent shall reasonably request, and FRD and the Borrowers hereby request such counsel to deliver such opinions.

                  (b) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders, to the Issuing Banks, to the Administrative Agent, to the Documentation Agent and to Cravath, Swaine & Moore, counsel for the Documentation Agent.

                  (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of all resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect,
         (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders, the Issuing Banks or Cravath, Swaine & Moore, counsel for the Documentation Agent, may reasonably request.

                  (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of FRD, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

                  (e) The Administrative Agent and the Lenders shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder, under the Fee Letter, under any other Loan Document or as otherwise agreed in writing.

                  (f) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding capital stock of the Borrowers and the other Subsidiaries shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such shares, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent; PROVIDED that to the extent to do so would cause adverse tax consequences to FRD or any Borrower, (A) none of FRD, the Borrowers or any Domestic Subsidiary shall be required to pledge more than 65% of the capital stock of any Foreign Subsidiary and (B) no Foreign Subsidiary shall be required to pledge the capital stock of any of its subsidiaries.

                  (g) The Security Agreement shall have been duly executed by the Loan Parties party thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent or the Documentation Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral (subject to any Lien expressly permitted by Section 6.02) described in such agreement shall have been delivered to the Collateral Agent.

                  (h) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) in which the chief executive office of each such person is located, any offices of such persons in which records have been kept relating to accounts and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been released (or will be released pursuant to UCC termination statements which have been received by, and are satisfactory to, the Collateral Agent).

                  (i) The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of FRD.

                  (j)(i) Each of the Security Documents, in form and substance satisfactory to the Lenders, relating to each Mortgaged Property shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each such Mortgaged Property shall not be subject to any Lien other than those permitted under Section 6.02, (iii) each of such Security Documents shall have been filed and recorded in the recording office as specified on Schedule 3.19(d) and, in connection therewith, the Collateral Agent and the Documentation Agent shall have received evidence satisfactory to them of each such filing and recordation (or a lender's title insurance policy, in form and substance acceptable to the Collateral Agent and the Documentation Agent, insuring such Security Document as a first lien on each such Mortgaged Property (subject to any Lien permitted by Section 6.02) shall have been received by the Collateral Agent and the Documentation Agent) and (iv) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be reasonably requested by the Collateral Agent, the Documentation Agent or the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those permitted under Section 6.02, together with such surveys, abstracts, evidence of zoning and other legal compliance, certificates of occupancy and other permits (including such endorsements as the Administrative Agent may require), and legal opinions required to be furnished pursuant to the terms of the Mortgages or as reasonably requested by the Collateral Agent, the Documentation Agent or the Lenders.

                  (k) Each of the Parent Guarantee Agreement, the FRD Guarantee Agreement and the Subsidiary Guarantee Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

                  (l) The Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

                  (m) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by
         Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent and counsel for the Documentation Agent.

                  (n) The Administrative Agent and the Documentation Agent shall be reasonably satisfied with all of Parent's, FRD's, the Borrowers' and the other Subsidiaries' material agreements and other arrangements with their suppliers (including the terms of sale and any financing arrangements with such suppliers), service providers, franchisees and franchisors (it being understood that such agreements and arrangements shall, to the extent described to the Administrative Agent and the Documentation Agent heretofore, be deemed satisfactory to the Administrative Agent and the Documentation Agent).

                  (o) The Administrative Agent shall have received a Borrowing Request pursuant to Section 2.03.

                  (p) After giving effect to the repayment of all amounts outstanding under the Existing Credit Agreement and the other transactions contemplated hereby, FRD, the Borrowers and the other Subsidiaries shall have no outstanding Indebtedness or preferred stock other than (i) Indebtedness listed on Schedule 6.01, (ii) its Obligations hereunder, (iii) the Senior Notes and (iv) other Indebtedness permitted under Section 6.01(a).

                  (q) The amounts, terms and conditions of all Indebtedness (including the Senior Notes) and Capital Lease Obligations to remain outstanding after the Closing Date (including terms and conditions relating to the interest rate, fees, amortization, maturity, prepayment requirements, mandatory call or redemption features, sinking funds, security, subordination (if any), covenants, events of default and remedies) shall be satisfactory in all respects to the Lenders.

                  (r) Prior to or substantially simultaneously with the first Credit Event, (i) the principal, interest, fees and other amounts due under the Existing Credit Agreement shall have been repaid in full,
         (ii) all commitments to lend under the Existing Credit Agreement shall have been permanently terminated, (iii) all obligations under or relating to the Existing Credit Agreement and all security interests and guarantees related thereto shall have been discharged and (iv) the Administrative Agent and the Documentation Agent shall have received satisfactory evidence of such repayment, termination and discharge.

                  (s) The Administrative Agent and the Documentation Agent shall be satisfied with the capitalization, structure and equity ownership of Parent and its subsidiaries and FRD and the Subsidiaries after giving effect to the repayment of all amounts outstanding under the Existing Credit Agreement and the other transactions contemplated hereby (it being understood that the capitalization and structure of Parent and its subsidiaries and FRD and the Subsidiaries that are described in the Confidential Information Memorandum shall, to the extent specifically described in the Confidential Information Memorandum, be deemed satisfactory to the Administrative Agent and the Documentation Agent).

                  (t) The Lenders shall have received audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows for Parent, FRD and (to the extent available) the Borrowers for the three fiscal years ended prior to the Closing Date, which financial statements shall not be materially inconsistent with the financial statements or forecasts previously provided to the Lenders.

                  (u) The Administrative Agent and the Documentation Agent shall be reasonably satisfied as to the amount and nature of Consolidated Capital Expenditures (i) made in, or budgeted for, the current fiscal year or (ii) projected for the fiscal years 2000 to 2003 (it being understood that the amount and nature of such Consolidated Capital Expenditures, to the extent specifically described in the Confidential Information Memorandum, shall be deemed satisfactory to the Administrative Agent and the Documentation Agent).

                  (v) The Lenders shall be reasonably satisfied as to the amount and nature of any contingent liabilities (including but not limited to environmental and employee health and safety exposures) to which Parent, FRD, the Borrowers and the other Subsidiaries may be subject and with the plans of Parent, FRD, the Borrowers and the other Subsidiaries with respect thereto, and the Administrative Agent and the Documentation Agent shall have received the Phase I environmental assessments with respect to the Mortgaged Properties prepared at the time of their acquisition by FRD.

                  (w) There shall be no litigation, arbitration or administrative proceeding or consent decree that would reasonably be expected to have a material adverse effect on (i) on the business, assets, operations, properties, condition (financial or otherwise), contingent liabilities (including but not limited to potential environmental and employee health and safety liabilities), prospects or material agreements of (A) Parent and its subsidiaries, taken as a whole, or (B) FRD, the Borrowers and the other Subsidiaries, taken as a whole or (ii) the ability of Parent, FRD, FRI-M or the Borrowers to consummate the transactions contemplated hereby.

                  (x) The Lenders shall have received the written certification of a Financial Officer of FRD that Consolidated EBITDA for the quarter ended March 31, 1999, and for each fiscal month after March 31, 1999 ended prior to the Closing Date, is not materially inconsistent with the projections and other disclosure set forth in the Confidential Information Memorandum.

                  (y) The Lenders shall have received financial projections for
         (i) Parent and its subsidiaries and (ii) FRD and the Subsidiaries for fiscal years 1999 through 2003, in each case in form and substance satisfactory to the Administrative Agent and the Documentation Agent.

                  (z) The Board of Directors of Parent shall have designated FRD and its subsidiaries as "Subsidiaries" for purposes of the indenture (the "PARENT INDENTURE") with respect to the 11 1/4% Senior Notes due 2008 of Parent (the "PARENT NOTES") in accordance with the terms thereof, and the Administrative Agent and the Documentation Agent shall have received a copy of the resolutions of the Board of Directors of Parent authorizing such designation together with (A) a reasonably detailed calculation of the Fixed Charge Coverage Ratio (as defined in the Parent Indenture) for the four fiscal quarters last preceding such designation, determined in accordance with the terms of the Parent Indenture and showing a Fixed Charge Coverage Ratio (as defined in the Parent Indenture) for such period on such a pro forma basis of at least 2:1, and (B) a certificate of the chief financial officer of Parent as to the accuracy and basis of such calculations, in form and substance reasonably satisfactory to the Administrative Agent and the Documentation Agent.

                  (aa) A majority of the disinterested members of the Board of Directors of FRD shall have made a determination that the Parent Guarantee Agreement is on "Fair Terms" (as defined in the Senior Notes Indenture) and the Administrative Agent and the Documentation Agent shall have received a copy of the resolutions of the Board of Directors of FRD reflecting such determination.

                  (bb) The repayment of all amounts outstanding under the Existing Credit Agreement and the other transactions contemplated hereby shall not (i) violate any applicable law, statute, consent decree, rule or regulation or (ii) conflict with, or result in a default or event of default under, or a termination or interruption of, any material agreement of Parent or any of its subsidiaries.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS


         Each of FRD, FRI-M and the Borrowers covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of FRD, FRI-M and the Borrowers will, and will cause each of the other Subsidiaries to:

         SECTION 5.01. EXISTENCE; BUSINESSES AND PROPERTIES. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05.

         (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         SECTION 5.02. INSURANCE. Maintain with responsible and reputable insurance companies or associations insurance in such amounts and covering such risks as is consistent with prudent business practice for comparable companies in the industry and such additional insurance as is required by applicable law; PROVIDED, HOWEVER, that FRD, the Borrowers and the other Subsidiaries may self-insure, pursuant to policies adopted by the Board of Directors of FRD and reviewed at least once annually, to the extent determined in good faith by senior management of FRD to be consistent with prudent business practice, in the best interest of FRD, the Borrowers and the other Subsidiaries and not materially adverse to the rights and interests of the Lenders under this Agreement and the other Loan Documents.

         SECTION 5.03. OBLIGATIONS AND TAXES. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies (other than any tax, assessment or governmental charge or levy in an amount less than $250,000, PROVIDED that the failure to pay or discharge the same, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect) imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise (other than any claim for an amount less than $250,000, PROVIDED that the failure to pay or discharge the same, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect) that, if unpaid, might give rise to a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and FRD, such Borrower or such other Subsidiary, as applicable, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of the Mortgaged Property, there is no risk of forfeiture of such property.

         SECTION 5.04. FINANCIAL STATEMENTS, REPORTS, ETC. In the case of FRD, furnish to the Administrative Agent:

                  (a) within 90 days after the end of each fiscal year, (i) Parent's consolidated balance sheets and related statements of operations, stockholders' equity and cash flows showing the financial condition of Parent and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied and
         (ii) FRD's consolidated balance sheets and related statements of operations, stockholders' equity and cash flows showing the financial condition of FRD and the consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of FRD and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (i) Parent's consolidated balance sheets and related statements of operations, stockholders' equity and cash flows showing the financial condition of Parent and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and (ii) FRD's consolidated balance sheets and related statements of operations, stockholders' equity and cash flows showing the financial condition of FRD and the consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of FRD and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                  (c) within 60 days after the end of the last fiscal month of each fiscal year, 45 days after the end of the third, sixth and ninth fiscal months of each fiscal year, and 35 days after the end of each other fiscal month, FRD's consolidated balance sheets and related statements of operations and stockholders' equity and consolidated cash flows showing the financial condition of FRD and the consolidated Subsidiaries as of the close of such month and the results of its operations and the operations of such Subsidiaries during such month and the then elapsed portion of the fiscal year (together with comparative information for the same month and elapsed portion of the prior fiscal year to the extent available) and the monthly management reports and other financial information with respect to the Borrowers that have been provided historically by FRD with such financial statements, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of FRD and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                  (d) concurrently with any delivery of financial statements under sub-paragraph (a)(ii) or (b)(ii) above, a certificate of the accounting firm or Financial Officer (i) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.10, 6.11, 6.12, 6.13 and 6.14;

                  (e) as soon as available and in any event no later than 45 days after the end of each fiscal year of Parent, provide to the Administrative Agent (i) the annual business plan of Parent and its subsidiaries and FRD and the Subsidiaries, (ii) projections prepared by management of Parent and FRD of (A) statements concerning selected financial data (consisting of net sales, earnings before interest and taxes, working capital items, capital expenditures and depreciation) on a quarterly basis for the first year following such fiscal year, and
         (B) balance sheets, income statements and cash flow statements, on a quarterly basis for the first year following such fiscal year and on an annual basis for each year thereafter during the term of this Agreement, and (iii) a statement in reasonable detail of the assumptions used in preparing such projections, all in form and substance reasonably satisfactory to the Administrative Agent.

                  (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Parent, FRD or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of such Commission, or with any national securities exchange or national quotation system, or distributed to its shareholders, as the case may be; and

                  (g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Parent, FRD, any Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

         SECTION 5.05. LITIGATION AND OTHER NOTICES. Furnish to the Administrative Agent, each Issuing Bank and each Lender prompt written notice of the following:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Parent, FRD, any Borrower or any other Subsidiary that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

         SECTION 5.06. EMPLOYEE BENEFITS. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent as soon as possible after, and in any event within 30 days after any Responsible Officer of FRD or any Borrower or any ERISA Affiliate knows or has reason to know that, (i) any ERISA Event with respect to any Plan maintained, or contributed to, exclusively by one or more of FRD, any Borrower or any other Subsidiary has occurred that, alone or together with any other such ERISA Event, could reasonably be expected to result in liability of FRD and the Subsidiaries in an aggregate amount exceeding $2,000,000 or (ii) any other ERISA Event has occurred that, alone or together with any other ERISA Event, could reasonably be expected to result in liability of Parent and its ERISA Affiliates (including FRD, each Borrower and each other Subsidiary) in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer of FRD setting forth details as to such ERISA Event and the action, if any, that FRD proposes to take with respect thereto.

         SECTION 5.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of Parent, FRD, any Borrower or any other Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of Parent, FRD, any Borrower or any other Subsidiary with the officers thereof and independent accountants therefor.

         SECTION 5.08. USE OF PROCEEDS. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

         SECTION 5.09. COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause all lessees and other persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws; PROVIDED, HOWEVER, that none of Parent, FRD, the Borrowers or any of the other Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

         SECTION 5.10. PREPARATION OF ENVIRONMENTAL REPORTS. If a Default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 60 days after such request, at the expense of the Borrowers, an environmental site assessment report for the Properties which are the subject of such Default prepared by an environmental consulting firm acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

         SECTION 5.11. FURTHER ASSURANCES. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. FRD, FRI-M and the Borrowers will cause any subsequently acquired or organized Domestic Subsidiary to execute a Subsidiary Guarantee Agreement and an Indemnity, Subrogation and Contribution Agreement in favor of the Administrative Agent and to execute each applicable Security Document in favor of the Collateral Agent. In addition, from time to time, FRD, the Borrowers and the other Subsidiaries will, at their cost and expense, subject to any applicable covenant limitations under the Parent Indenture or the Senior Notes Indenture (in each case, as in effect on the date hereof), promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that, subject to any applicable covenant limitations under the Parent Indenture or the Senior Notes Indenture (in each case, as in effect on the date hereof), it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of FRD, the Borrowers and the other Subsidiaries (including real and other properties acquired subsequent to the Closing Date)). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the Borrowers shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section. The Borrowers agree to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

         SECTION 5.12. CONCENTRATION ACCOUNTS. Maintain, and cause the Borrowers to maintain, concentration accounts with Chase and, to that end, (a) in the case of FRI-M, maintain the Concentration Account, (b) pay or cause to be paid, at or prior to the end of each Business Day, to Chase for deposit in the Concentration Account all cash of FRD, FRI-M or any Borrower (including all proceeds of collateral in which FRD, FRI-M or any Borrower is granting a security interest under the Security Documents) in excess of the amount determined by FRD, FRI-M or such Borrower, in the exercise of its prudent business judgment, to be required by FRD, FRI-M or such Borrower for the conduct of its business operations in the ordinary course; and (c) cause each of the Subsidiaries to pay or cause to be paid, at or prior to the end of each Business Day, to Chase for deposit in the Concentration Account all cash of such Subsidiary (including all proceeds of Collateral in which such Subsidiary is granting a security interest under the Security Documents) in excess of the amount determined by such Subsidiary, in the exercise of its prudent business judgment, to be required by such Subsidiary for the conduct of its business operations in the ordinary course, in each case as and to the extent required under the terms of the Security Documents to which such Subsidiary is a party.


                                   ARTICLE VI

                               NEGATIVE COVENANTS


         Each of FRD, FRI-M and the Borrowers covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, neither FRD, nor FRI-M nor the Borrowers will, nor will they cause or permit any of the other Subsidiaries to:

         SECTION 6.01. INDEBTEDNESS; CERTAIN EQUITY INTERESTS. (a) Incur, create, assume or permit to exist any Indebtedness, except:

                   (i) Indebtedness existing on the date hereof and set forth in Schedule 6.01;

                  (ii) Indebtedness arising hereunder or evidenced by (A) the Loan Documents and (B) the Senior Notes Documents;

                 (iii) Indebtedness incurred by any Borrower or any other Subsidiary subsequent to the Closing Date secured by purchase money Liens (exclusive of Capex Financings) in an aggregate amount not to exceed $1,000,000 at any one time outstanding;

                  (iv)  subject to Section 6.10, Capex Financings;

                  (v) Indebtedness arising from investments among FRD, any Borrower and any other Subsidiary that are permitted hereunder;

                  (vi) Indebtedness owed to the Administrative Agent or Chase or any of their respective banking Affiliates in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds, in each case incurred in the ordinary course of business;

                 (vii)  in the case of any Borrower or any Subsidiary Guarantor:

                           (A) all interest, fees, reimbursement and
                  indemnification amounts, and all other accruals and obligations under the Indebtedness described in Section 6.01(a)(i) and renewals, extensions, modifications or refinancings of such Indebtedness, PROVIDED that such renewals, extensions, modifications and refinancings (1) do not increase the outstanding principal amount of the Indebtedness being renewed, extended, modified or refinanced, or shorten the maturity thereof to a date earlier than one year after the Maturity Date, and (2) are otherwise on terms consistent with prudent business practice and then prevailing market practices and prices in the applicable geographic area;

                           (B) additional unsecured Indebtedness not otherwise
                  permitted by this Section 6.01(a) aggregating not more than $2,000,000 in principal amount at any one time outstanding;

                           (C) obligations under performance or surety bonds
                  that constitute Indebtedness (if any) incurred in the ordinary course of business, PROVIDED that the aggregate maximum amount available to be paid or drawn under such performance or surety bonds that are not supported by Letters of Credit shall not exceed $2,000,000 at any time outstanding;

                           (D) Indebtedness incurred or assumed in any
                  transaction permitted under Section 6.04(j) and Section 6.10;

                (viii) Indebtedness in respect of Interest Rate Protection Agreements entered into with a counterparty that is a Lender (or an Affiliate thereof) as of the date such Interest Rate Protection Agreement is entered into, PROVIDED that the aggregate notional amount thereof shall not exceed $40,000,000; and

                  (ix) Indebtedness in respect of (A) accrued but unpaid Permitted Management Fees in an amount not to exceed $10,000,000 in any fiscal year, (B) Permitted Franchise Fees and (C) obligations under the Tax Allocation Agreement.

                  (b) Neither FRD nor FRI-M nor any Borrower will, nor will they permit any other Subsidiary to, issue any preferred stock or other preferred Equity Interests.

         SECTION 6.02. LIENS. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

                  (a) Liens on property or assets of the Borrowers and the other Subsidiaries existing on the date hereof and set forth in Schedule 6.02, PROVIDED that such Liens shall secure only those obligations which they secure on the date hereof, and with respect to Liens existing on the property of the Borrowers or Subsidiary Guarantors, extensions, renewals, refinancings or replacements thereof; PROVIDED, HOWEVER, that no such extensions, renewals refinancings or replacements will extend to or cover any property not theretofore subject to the Lien being extended, renewed, refinanced or replaced; and PROVIDED FURTHER that the Borrowers and Subsidiary Guarantors may substitute for the property subject to any such Lien other property with substantially the same Fair Market Value and not otherwise subject to the Lien of a Loan Document, so long as the property for which such substitution is made is fully and effectively released from such Lien;

                  (b) any Lien created pursuant to any Indebtedness arising hereunder or evidenced by the Loan Documents.

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by any Borrower or any other Subsidiary, PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of FRD, any Borrower or any other Subsidiary and
         (iii) such Lien does not (A) materially interfere with the use, occupancy and operation of any Mortgaged Property, (B) materially reduce the fair market value of any Mortgaged Property but for such Lien or (C) result in any material increase in the cost of operating, occupying or owning or leasing the Mortgaged Properties;

                  (d)  Permitted Liens;

                  (e) Liens in favor of the Administrative Agent and the Lenders;

                  (f) unperfected Liens on property of the Borrowers or Subsidiary Guarantors in favor of other Borrowers or Subsidiary Guarantors arising in connection with intercompany transactions among Borrowers or Subsidiary Guarantors; and

                  (g) Liens upon or on any other assets of the Borrowers or Subsidiary Guarantors securing obligations in an aggregate amount not to exceed $1,000,000 at any time outstanding.

         SECTION 6.03. SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer (other than pursuant to Section 6.05(c)) any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred; PROVIDED, HOWEVER, that any Borrower or any other Subsidiary may enter into such a transaction provided that the Fair Market Value of all property sold or transferred pursuant to such transactions shall not exceed in the aggregate $2,000,000.

         SECTION 6.04. INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

                  (a) investments by FRD, the Borrowers or the other Subsidiaries existing on the date hereof in the capital stock of their respective subsidiaries;

                  (b) Permitted Investments;

                  (c) advances and loans made by any Subsidiary to, and investments made by any Subsidiary in, any other Subsidiary that is a Borrower or a Subsidiary Guarantor in the ordinary course of business;

                  (d) advances and loans made by FRD to, and investments made by FRD in, any Borrower in the ordinary course of business so long as no Default or Event of Default shall have occurred and be continuing;

                  (e) investments by any Borrower or any Subsidiary made pursuant to joint venture or franchise arrangements entered into in accordance with prudent business practice and in an aggregate amount of not more than $2,000,000 at any one time outstanding;

                  (f) non-cash consideration received from any sale, lease, transfer or other disposition of assets permitted under Section 6.05;

                  (g) loans or advances to employees made in the ordinary course of business consistent with prudent business practice and in an aggregate amount not to exceed $750,000 at any one time outstanding;

                  (h) loans or advances to or investments in Liquor License Affiliates to the extent necessary to enable Liquor License Affiliates to pay taxes, fees and other expenses as and when required to maintain the liquor licenses held by them in an aggregate amount not to exceed $100,000;

                  (i) additional investments not otherwise permitted by this
         Section 6.04, in an aggregate amount not to exceed $2,000,000; and

                  (j) subject to Section 6.10, acquisitions of restaurant properties and related assets by means of investments in new operations, properties or franchises through the purchase or other acquisition of assets of any person or stock of new Domestic Subsidiaries where FRD, any Borrower or any Subsidiary making such purchase or acquisition determines in its prudent business judgment that such purchase or acquisition would be beneficial in lieu of making Consolidated Capital Expenditures.

                  SECTION 6.05. MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that:

                  (a) any Borrower or any other Subsidiary may purchase and sell inventory, fixtures and equipment in the ordinary course of business;

                  (b) any Borrower or any other Subsidiary may sell or otherwise dispose of obsolete or worn out property, in each case in the ordinary course of business and consistent with past practice, PROVIDED that the aggregate Fair Market Value of all such assets disposed of pursuant to this clause (b) in any fiscal year shall not exceed $1,000,000;

                  (c) any Borrower or any other Subsidiary may exchange real property, fixtures and improvements for other real property, fixtures and improvements, PROVIDED that any consideration (other than real property, fixtures and improvements) received by any Loan Party in connection with such exchanges is received by such Loan Party in cash;

                  (d) any Borrower or any other Subsidiary may sell, transfer or otherwise dispose of any of its assets to any Subsidiary Guarantor;

                  (e) any Borrower or any other Subsidiary may consummate the dispositions of restaurant assets as generally contemplated by the Confidential Information Memorandum for a consideration equal to the Fair Market Value of the assets sold, transferred or otherwise disposed of, PROVIDED that the aggregate Fair Market Value of all dispositions consummated pursuant to this clause (e) shall not exceed $7,500,000;

                  (f) any Subsidiary Guarantor may (i) merge or consolidate with or transfer all or substantially all of its assets to any other Subsidiary Guarantor and (ii) acquire by merger the assets of any person to the extent permitted by Section 6.04(j), PROVIDED that no such merger, consolidation, transfer or acquisition involving a Subsidiary Guarantor results in any loss of ownership by FRD of such Subsidiary Guarantor; and

                  (g) FRD, any Borrower or any other Subsidiary may effect any investment, loan or advance that it is expressly permitted to effect under Section 6.04;

PROVIDED, HOWEVER, that any sale, transfer, exchange or other disposition of assets permitted by clauses (b), or (c) above shall not be permitted unless such disposition is for Fair Market Value; and PROVIDED FURTHER that any transaction permitted by clause (c), (e) or (f) above shall not be permitted unless at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing.

         SECTION 6.06. DIVIDENDS AND DISTRIBUTIONS; RESTRICTIONS ON ABILITY OF SUBSIDIARIES TO PAY DIVIDENDS. (a) Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof (other than, with respect to FRD and FRI-M, a dividend payable solely in shares of a class of stock to holders of that class of stock only), with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; PROVIDED, HOWEVER, that (i) any Subsidiary may declare and pay dividends or make other distributions to FRI-M, to the Borrowers or to the Subsidiary Guarantors and (ii) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, FRI-M may declare and pay dividends or make other distributions to FRD (A) at such times and in such amounts as may be necessary to make payments of interest due under the Senior Notes Documents or to discharge FRD's liabilities under the Loan Documents or imposed by law, including tax liabilities, (B) in an aggregate amount not to exceed $250,000 in any fiscal year, to the extent necessary to permit FRD to pay general administrative costs and expenses, (C) to the extent necessary to permit FRD to discharge its obligations to Parent under the Tax Allocation Agreement, (D) to the extent necessary for FRD to pay Permitted Franchise Fees and (E) in an aggregate amount not to exceed $10,000,000 in any fiscal year, to the extent necessary for FRD to pay Permitted Management Fees, in each case for clauses (B), (C), (D) and (E), so long as FRD is not prohibited from making such payment under the Senior Notes Indenture as in effect on the date hereof.

         (b) Permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to FRD, any Borrower, any other Subsidiary (subclauses (i) and (ii) above are collectively referred to as an "UPSTREAM PAYMENT") except for such encumbrances or restrictions existing under or by reason of (A) applicable law, (B) this Agreement, any other Loan Document or any other agreement entered into hereunder or thereunder or as contemplated hereby or thereby, (C) the Senior Notes Documents, (D) customary provisions restricting
(1) subletting or assignment of any lease governing a leasehold interest of FRD or any of the Subsidiaries, (2) the transfer of intellectual property rights held by FRD or any of the Subsidiaries through license agreements with the owners of such rights and (3) the assignment of supply contracts, (E) any instrument governing Indebtedness, which is permitted by Section 6.01(a), of a person acquired by FRD or any of the Subsidiaries after the date hereof, PROVIDED that (1) such instrument was in existence at the time of such acquisition and was not created in contemplation of or in connection with such acquisition, (2) the officers of FRD reasonably believe at the time of such acquisition that the terms of such instrument will not encumber or restrict the ability of such acquired person to make an Upstream Payment and (3) such instrument contains no express encumbrances or restrictions on the ability of such acquired person to make an Upstream Payment and (F) Indebtedness and other contractual obligations of FRD or any of the Subsidiaries existing on the Closing Date and set forth on Schedule 6.06 and any amendment, modification, renewal, extension, replacement, refinancing or refunding thereof permitted under the terms of this Agreement, PROVIDED that the encumbrances and restrictions contained in any such amendment, modification, renewal, extension, replacement, refinancing or refunding are in the aggregate no less favorable in all material respects to the Lenders.

         SECTION 6.07. TRANSACTIONS WITH AFFILIATES. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except
(a) for any reimbursement obligation of the Borrowers arising under the Parent Guarantee Agreement and (b) that (i) FRD, any Borrower or any other Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to FRD, such Borrower or such other Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (ii) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, FRD may (A) perform, and make payments to discharge, its obligations under the Tax Allocation Agreement, (B) enter into and perform its obligations under Permitted Franchise Agreements and pay Permitted Franchise Fees thereunder and (C) perform its obligations under the Management Services Agreement and pay, in an aggregate amount not to exceed $10,000,000 in any fiscal year, Permitted Management Fees, in each case for clauses (A), (B) and (C), so long as FRD is not prohibited from making such payment under the Senior Notes Indenture as in effect on the date hereof, (iii) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, FRI-M may make payments, and perform its obligations, with respect to the Management Services Agreement, the Permitted Franchise Agreements and the Tax Allocation Agreement and declare and pay dividends or make other distributions, in each case to the extent expressly permitted by Section 6.06(a)(ii), and (iv) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the other Subsidiaries may make payments, and perform their obligations, with respect to the Tax Allocation Agreement, so long as such payments or performance is not prohibited under the Senior Notes Indenture as in effect on the date hereof.

         SECTION 6.08. OTHER INDEBTEDNESS AND AGREEMENTS. (a) Make any voluntary or optional payments, prepayments or redemptions of principal or premium with respect to, or voluntarily repurchase, acquire or retire for value prior to the stated maturity thereof, Indebtedness (other than Indebtedness arising under the Loan Documents), PROVIDED that such payments shall be permitted to retire Indebtedness to the extent required under a "due on sale" clause applicable to any disposition of assets permitted under Section 6.05.

         (b) Except for Permitted Amendments, permit any waiver, supplement, modification, amendment, termination or release of the Senior Notes Documents or any indenture, instrument or agreement pursuant to which any Indebtedness or preferred stock is outstanding. Without limiting the generality of the foregoing, FRD shall not waive, supplement, modify or amend Section 4(c) of the Management Services Agreement without the written consent of the Required Lenders.

         (c) In the case of FRD, if, as a result of the receipt of any cash proceeds by FRD or any Subsidiary in connection with an Asset Sale, FRD would be required by the terms of the Senior Notes Indenture to make an offer to repurchase Senior Notes prior to the maturity date of the Senior Notes, then FRD shall or shall cause one or more of the Subsidiaries to invest such cash proceeds in assets or businesses of FRD or the Subsidiaries in a manner that is permitted by the other provisions of this Agreement and that will eliminate any requirement under the Senior Notes Indenture to offer to repurchase Senior Notes. Any such investment shall be made prior to the first day on which FRD would be required to commence a tender offer to repurchase with such cash proceeds Senior Notes under the Senior Notes Indenture.

         SECTION 6.09. OPERATING LEASES. Permit the aggregate amount of payments under Operating Leases of FRD, any Borrower or any other Subsidiary to be in excess of the fair rental value of the properties subject to such Operating Leases.

         SECTION 6.10. CAPITAL EXPENDITURES. Incur Consolidated Capital Expenditures (the amount of which shall be deemed to include, for purposes of this Section 6.10, the amount of any investments made or any Indebtedness incurred or assumed pursuant to Sections 6.04(j) and 6.01(a)(vii)(D)) in excess of, for any fiscal year ending on or about any date set forth below, the amount set forth below opposite such date:

         Fiscal Year Ending                           Maximum Consolidated
       on or about December 31,                       Capital Expenditures
       ------------------------                       --------------------


               1999                                        $34,000,000
               2000                                        $54,000,000
               2001                                        $14,000,000
               2002                                        $20,000,000
               2003                                        $20,000,000

PROVIDED, HOWEVER, that the amount of Consolidated Capital Expenditures in any fiscal year permitted to be incurred pursuant to this Section 6.10 shall be increased by an amount equal to the amount of unused Consolidated Capital Expenditures permitted to be incurred pursuant to this Section 6.10 for the immediately preceding fiscal year (minus the amount of permitted Consolidated Capital Expenditures carried forward to such preceding fiscal year pursuant to this proviso).

         SECTION 6.11. CONSOLIDATED TOTAL DEBT RATIO. Permit the Consolidated Total Debt Ratio for any period of four consecutive fiscal quarters ending on or about any date set forth below to be greater than the ratio set forth below opposite such date:

DATE                                               RATIO
June 30, 1999                                      4.70 to 1.00
September 30, 1999                                 4.70 to 1.00
December 31, 1999                                  4.70 to 1.00
March 31, 2000                                     4.70 to 1.00
June 30, 2000                                      4.70 to 1.00
September 30, 2000                                 4.70 to 1.00
December 31, 2000                                  4.70 to 1.00
March 31, 2001                                     4.50 to 1.00
June 30, 2001                                      4.30 to 1.00
September 30, 2001                                 4.20 to 1.00
December 31, 2001                                  3.75 to 1.00
March 31, 2002                                     3.75 to 1.00
June 30, 2002                                      3.50 to 1.00
September 30, 2002                                 3.50 to 1.00
December 31, 2002                                  3.50 to 1.00
March 31, 2003, and thereafter                     3.25 to 1.00

         SECTION 6.12. CONSOLIDATED SENIOR SECURED DEBT RATIO. Permit the Consolidated Senior Secured Debt Ratio for any period of four consecutive fiscal quarters ending on or about any date set forth below to be greater than the ratio set forth below opposite such date:


DATE                                               RATIO
June 30, 1999                                      1.35 to 1.00
September 30, 1999                                 1.35 to 1.00
December 31, 1999                                  1.35 to 1.00
March 31, 2000                                     1.35 to 1.00
June 30, 2000                                      1.35 to 1.00
September 30, 2000                                 1.40 to 1.00
December 31, 2000                                  1.35 to 1.00
March 31, 2001                                     1.30 to 1.00
June 30, 2001                                      1.30 to 1.00
September 30, 2001                                 1.25 to 1.00
December 31, 2001                                  1.25 to 1.00

DATE                                               RATIO
March 31, 2002                                     1.00 to 1.00
June 30, 2002                                      1.00 to 1.00
September 30, 2002                                 1.00 to 1.00
December 31, 2002                                  1.00 to 1.00
March 31, 2003, and thereafter                     1.00 to 1.00

         SECTION 6.13. CONSOLIDATED INTEREST COVERAGE RATIO. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters ending on or about any date set forth below to be less than the ratio set forth below opposite such date:


DATE                                               RATIO
June 30, 1999                                      1.70 to 1.00
September 30, 1999                                 1.70 to 1.00
December 31, 1999                                  1.70 to 1.00
March 31, 2000                                     1.70 to 1.00
June 30, 2000                                      1.70 to 1.00
September 30, 2000                                 1.75 to 1.00
December 31, 2000                                  1.75 to 1.00
March 31, 2001                                     1.80 to 1.00
June 30, 2001                                      1.90 to 1.00
September 30, 2001                                 1.90 to 1.00
December 31, 2001                                  1.90 to 1.00
March 31, 2002                                     2.10 to 1.00
June 30, 2002                                      2.10 to 1.00
September 30, 2002                                 2.10 to 1.00
December 31, 2002                                  2.10 to 1.00
March 31, 2003, and thereafter                     2.10 to 1.00

         SECTION 6.14. CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters ending on or about any date set forth below to be less than the ratio set forth opposite such date:

DATE                                               RATIO
June 30, 1999                                      1.35 to 1.00
September 30, 1999                                 1.35 to 1.00
December 31, 1999                                  1.35 to 1.00
March 31, 2000                                     1.35 to 1.00
June 30, 2000                                      1.35 to 1.00
September 30, 2000                                 1.35 to 1.00
December 31, 2000                                  1.35 to 1.00
March 31, 2001                                     1.35 to 1.00
June 30, 2001                                      1.35 to 1.00
September 30, 2001                                 1.45 to 1.00
December 31, 2001                                  1.45 to 1.00
March 31, 2002                                     1.50 to 1.00
June 30, 2002                                      1.50 to 1.00
September 30, 2002                                 1.50 to 1.00
December 31, 2002                                  1.50 to 1.00
March 31, 2003, and thereafter                     1.50 to 1.00

         SECTION 6.15. BUSINESS OF FRD, THE BORROWERS AND THE SUBSIDIARIES. (a) In the case of FRD and FRI-M, conduct any business or enter into any transaction inconsistent with its status as a holding company, or, in the case of FRD, permit FRI-M to conduct any business or enter into any transaction inconsistent with such status, or (b) engage at any time in any business or business activity other than the conduct of restaurant operations and other business currently conducted by it and business activities reasonably incidental thereto. Without limiting the generality of the foregoing, (a) FRD shall not (i) hold any assets (other than shares of capital stock of FRI-M, cash and Permitted Investments, PROVIDED that the amount of such cash, together with the Fair Market Value of such Permitted Investments, shall not at any time exceed $500,000 other than on any day on which a payment is due in respect of the Senior Notes or in respect of obligations contemplated by Section 6.07(b)(ii), in which event FRD may during such day hold additional cash in the Concentration Account in an amount up to the aggregate amount of such payment obligations) or (ii) incur any liabilities (other than (A) liabilities under the Loan Documents and the Senior Notes Documents, (B) liabilities imposed by law, including tax liabilities, and
(C) other liabilities incidental to its existence and permitted business and activities) and (b) FRI-M shall not (i) own or acquire any assets (other than shares of capital stock of other Subsidiaries, cash and Permitted Investments) or (ii) incur any liabilities (other than (A) liabilities under the Loan Documents, (B) liabilities imposed by law, including tax liabilities, and (C) other liabilities incidental to its existence and permitted business activities).

         SECTION 6.16. FISCAL YEAR. Change the end of its fiscal year from the last Wednesday before December 31 in each year to any other date.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

         In case of the happening of any of the following events ("EVENTS OF DEFAULT"):

                  (a) any material representation or warranty made or deemed made in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any material representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

                  (d) default shall be made in the due observance or performance by FRD, any Borrower or any other Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.08 or in Article VI;

                  (e) default shall be made in the due observance or performance by FRD, any Borrower or any other Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of more than 10 days;

                  (f) Parent or any of its subsidiaries, including FRD, any Borrower or any other Subsidiary, shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of (A) $10,000,000 in the case of Parent or any of its subsidiaries, other than FRD, the Borrowers or the other Subsidiaries, and (B) $2,000,000 in the case of FRD, any Borrower or any other Subsidiary, in each case, when and as the same shall become due and payable, (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity or (iii) at any time that the Parent Credit Agreement shall have expired or otherwise been terminated (without being refinanced or replaced by a new Parent Credit Agreement), fail to observe or perform any affirmative or negative covenant or other agreement set forth therein (as in effect on the date of such termination or expiration and without giving effect to such termination or expiration) if the effect of any failure referred to in this clause
         (iii) (assuming that the Parent Credit Agreement had not expired or been terminated) would have been to cause, or to permit the lenders under the Parent Credit Agreement or the administrative agent thereunder on their behalf (with or without the giving of notice but subject to the lapse of any time period specified in the Parent Credit Agreement) to cause, any Indebtedness under the Parent Credit Agreement to become due prior to its stated maturity;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Parent or any of its subsidiaries, including FRD, any Borrower and any other Subsidiary, or of a substantial part of the property or assets of Parent or any of its subsidiaries, including FRD, any Borrower and any other Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent or any of its subsidiaries, including FRD, any Borrower and any other Subsidiary, or for a substantial part of the property or assets of Parent or any of its subsidiaries, including FRD, any Borrower and any other Subsidiary, or (iii) the winding-up or liquidation of Parent or any of its subsidiaries, including FRD, any Borrower and any other Subsidiary, and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) Parent or any of its subsidiaries, including FRD, any Borrower and any other Subsidiary, shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent or any of its subsidiaries, including FRD, any Borrower and any other Subsidiary, or for a substantial part of the property or assets of Parent or any of its subsidiaries, including FRD, any Borrower and any other Subsidiary,
         (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
         (vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments for the payment of money in an aggregate amount in excess of (A) $5,000,000 shall be rendered against Parent or any of its subsidiaries (other than FRD, any Borrower and any other Subsidiary) or any combination thereof or (B) $2,000,000 in the case of FRD, any Borrower or any other Subsidiary, or any combination thereof and, in each case, the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Parent or any of its subsidiaries, including FRD, any Borrower and any other Subsidiary, to enforce any such judgment;

                  (j) any non-monetary judgment or order shall be rendered against Parent or any of its subsidiaries, including FRD, any Borrower and any other Subsidiary, that is reasonably likely to have a Material Adverse Effect and either (x) enforcement proceedings shall have been commenced by any person upon such judgment or order and a stay of such enforcement proceedings shall not be in effect or (y) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (k) (i) an ERISA Event with respect to any Plan maintained, or contributed to, exclusively by one or more of FRD, any Borrower or any other Subsidiary, shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of FRD, any Borrower and the other Subsidiaries in an aggregate amount exceeding $2,000,000 or (ii) any other ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events (including ERISA Events with respect to any Plan maintained, or contributed to, exclusively by one or more of FRD, any Borrower or any other Subsidiary), could reasonably be expected to result in liability of Parent and the ERISA Affiliates (including FRD, each Borrower and each other Subsidiary) in an aggregate amount exceeding $5,000,000;

                  (l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement or any other action or inaction of the Collateral Agent with respect to any of its obligations or duties under this Agreement or any other Loan Document and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy;

                  (m) there shall have occurred a Change in Control; or

                  (n) Parent shall merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or consummate any recapitalization or other fundamental transaction or sell, transfer, lease or otherwise dispose of (directly or indirectly and in one transaction or in a series of transactions) all or any substantial part of its assets (on a consolidated basis and whether now owned or hereafter acquired) or any capital stock of any of its subsidiaries, or purchase, lease or otherwise acquire (directly or indirectly and in one transaction or a series of transactions) all or any substantial part of the capital stock or assets of any other person in each case to the extent that any such transaction, either individually or in the aggregate, could reasonably be expected to result in a material deterioration in the financial condition of Parent and its subsidiaries, taken as a whole;

then, and in every such event (other than an event with respect to Parent, FRD or any Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times:
(i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of FRD or any Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by FRD and the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in the case of any event with respect to Parent, FRD or any Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of FRD or any Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by FRD and the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                                  ARTICLE VIII

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

         In order to expedite the transactions contemplated by this Agreement, Credit Lyonnais New York Branch is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and each Issuing Bank (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "AGENTS"). Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the applicable Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and each Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the applicable Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the applicable Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and
(c) to
distribute to each Lender copies of all notices, financial statements and other materials delivered by FRD or the Borrowers or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

         Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by FRD or the Borrowers or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrowers or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or any Issuing Bank of any of its obligations hereunder or to any Lender or any Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or any Issuing Bank or the Borrowers or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

         Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Parent or its subsidiaries, including FRD, any Borrower and any other Subsidiary, or other Affiliate thereof as if it were not an Agent.

         Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitments hereunder or, if such Commitments have expired or been terminated in whole or in part, in accordance with the sum of the respective principal amounts of their outstanding Loans and their respective unused Commitments that have not expired or been terminated) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrowers or any other Loan Party and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrowers or any other Loan Party, PROVIDED that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents. Each Lender agrees to reimburse each Issuing Bank and its directors, employees and agents, in each case, to the same extent and subject to the same limitations as provided above for the Agents.

         Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to any Borrower or FRD, to it at 203 East Main Street, Spartanburg SC 29319, Attention of Treasurer (Telecopy No. (864) 597-8216);

                  (b) if to the Administrative Agent or CL or any of its Affiliates as the Issuing Bank, to Credit Lyonnais New York Branch, 1301 Avenue of the Americas, 12th Floor, New York, New York 10019, Attention of Michael Regan (Telecopy No. (212) 459-3176)

                  (c) if to Chase or any of its Affiliates as the Issuing Bank, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Jacqueline Carter (Telecopy No. (212) 552-7500), with a copy to The Chase Manhattan Bank, at 270 Park Avenue, New York 10017, Attention of Lawrence Palumbo (Telecopy No. (212) 270-5646); and

                  (d) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01(a) or 2.01(b) or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this

Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

         SECTION 9.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by FRD, FRI-M or the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by any Issuing Bank, regardless of any investigation made by the Lenders or any Issuing Bank or on their or its behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.13, 2.15,
2.19 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent, any Lender or any Issuing Bank.

         SECTION 9.03. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrowers, FRD, the Administrative Agent and the Documentation Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, FRD, the Administrative Agent, the Issuing Banks, or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         (b) Each Lender may assign to one or more Lenders or any of their respective Affiliates or any Eligible Assignee all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); PROVIDED, HOWEVER, that (i) except in the case of an assignment to a Lender, an Affiliate of such Lender or an Approved Fund, (x) the Administrative Agent (and, in the case of any assignment of a Revolving Commitment, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) and (y) the amount of the Commitment or Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (provided that all Loans and Commitments assigned by any Lender pursuant to a single assignment shall be aggregated for purposes of calculating such amount), or, if less, the entire remaining amount of such Lender's Commitment or Loan, (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $5,000 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this
Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05, as well as to any Fees accrued for its account and not yet paid).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitments, and the outstanding balance of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Parent and its subsidiaries, including FRD, any Borrower or any other Subsidiary, or the performance or observance by FRD, FRI-M or any Borrower of any of its obligations under this Agreement, or the performance or observance by Parent, FRD, any Borrower or any other Subsidiary of any of its obligations under any other Loan Document to which it is a party or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to
Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive and FRD, any Borrower, the Administrative Agent, the Issuing Banks, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by FRD, any Borrower, the Issuing Banks, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of the applicable Issuing Bank, the Swingline Lender and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders, the Swingline Lender, the Issuing Banks and FRD. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

         (f) Each Lender may without the consent of the Borrowers, the Issuing Banks, the Swingline Lender or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if they were Lenders and (iv) FRD, the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of FRD and the Borrowers relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing Parent from the Parent Guarantee Agreement or all or substantially all of the Collateral (other than in connection with the sale of Collateral permitted under this Agreement)).

         (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of FRD or the Borrowers; PROVIDED that, prior to any such disclosure of information designated by FRD or the Borrowers as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information.

         (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; PROVIDED that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, each Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

         (i) Neither FRD, nor FRI-M nor any Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Banks and each Lender, and any attempted assignment without such consent shall be null and void.

         (j) In the event that Standard & Poor's Ratings Group, Moody's Investors Service, Inc., and Thompson's BankWatch (or Insurance Watch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Lender, downgrade the long-term credit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by Insurance Watch Ratings Service)), then the applicable Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrowers to use their reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Commitments and any outstanding Loans to such assignee; PROVIDED, HOWEVER, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the applicable Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

         SECTION 9.05. EXPENSES; INDEMNITY. (a) The Borrowers, FRD and FRI-M agree, jointly and severally, to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent, the Issuing Banks and the Swingline Lender in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Documentation Agent and the Syndication Agent, the reasonable fees, charges and disbursements of any counsel for the Administrative Agent and the Collateral Agent and, in connection with any such enforcement or protection, the reasonable, fees, charges and disbursements of any counsel for any Lender.

         (b) The Borrowers, FRD and FRI-M agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent, each Lender, each Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by FRD, any Borrower or any of the Subsidiaries, or any Environmental Claim related in any way to FRD, the Borrowers or the Subsidiaries; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent, any Lender or Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

         SECTION 9.06. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower or FRD against any of and all the obligations of any Borrower or FRD now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 9.08. WAIVERS; AMENDMENT. (a) No failure or delay of the Administrative Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent, any Lender or any Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by FRD, any Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower or FRD in any case shall entitle any Borrower or FRD to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers, FRD and the Required Lenders; PROVIDED, HOWEVER, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement or decrease any Fee payable hereunder or waive, excuse or extend the date for the payment thereof, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment, or decrease or extend the date for payment of the Commitment Fees, of any Lender without the prior written consent of such Lender, (iii) change the allocation between the Term Borrowings and Revolving Borrowings required by Sections 2.12(c), (d) and (e) without the written consent of Lenders having Term Loans representing at least 75% of the total Term Loans outstanding or (iv) amend or modify the provisions of Section 2.16 or 9.04(i), the provisions of this Section or the definition of the term "REQUIRED LENDERS" or release Parent from the Parent Guarantee Agreement or all or substantially all of the Collateral (other than in connection with any sale of Collateral permitted under this Agreement), without the prior written consent of each Lender; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent, the Issuing Banks or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent, the Issuing Banks or the Swingline Lender, respectively.

         SECTION 9.09. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section
9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         SECTION 9.10. ENTIRE AGREEMENT. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents except to the extent expressly provided therein. Nothing in this Agreement, the Fee Letter or the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement, the Fee Letter or the other Loan Documents.

         SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

         SECTION 9.12. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.13. COUNTERPARTS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 9.14. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 9.15. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto or to any of the other Loan Documents may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any of the other parties hereto or thereto or their respective properties in the courts of any jurisdiction.

         (b) Each of FRD, FRI-M and the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   COCO'S RESTAURANTS, INC.,

                                   by
                                      /S/ KENNETH E. JONES
                                      ----------------------------------
                                      Name: Kenneth E. Jones
                                      Title: Vice President and Treasurer


                                   CARROWS RESTAURANTS, INC.,

                                   by
                                      /S/ KENNETH E. JONES
                                      ---------------------------------
                                      Name: Kenneth E. Jones
                                      Title: Vice President and Treasurer


                                   JOJOS RESTAURANTS, INC.,

                                   by
                                     /S/ KENNETH E. JONES
                                     ----------------------------------
                                     Name: Kenneth E. Jones
                                     Title: Vice President and Treasurer


                                   FRD ACQUISITION CO.,

                                   by
                                     /S/ KENNETH E. JONES
                                     ----------------------------------
                                     Name: Kenneth E. Jones
                                     Title: Vice President and Treasurer


                                   FRI-M CORPORATION,

                                   by
                                     /S/ KENNETH E. JONES
                                     ----------------------------------
                                     Name: Kenneth E. Jones
                                     Title: Vice President and Treasurer

                                   CREDIT LYONNAIS NEW YORK BRANCH,
                                   individually and as Administrative Agent,
                                   Collateral Agent, Swingline Lender and an
                                   Issuing Bank,

                                   by
                                     /S/ MARK KONEVAL
                                     ----------------------------------
                                     Name: Mark Koneval
                                     Title: Vice President


                                   THE CHASE MANHATTAN BANK,
                                   individually and as an Issuing Bank,
                                   Documentation Agent and Syndication Agent,

                                   by
                                     /S/ LAWRENCE PALUMBO, JR.
                                     ----------------------------------
                                     Name: Lawrence Palumbo, Jr.
                                     Title: Vice President


                                   THE PROVIDENT BANK,

                                   by
                                     /S/ THOMAS W. DOE
                                     ----------------------------------
                                     Name: Thomas W. Doe
                                     Title: Vice President


                                   FINOVA CAPITAL,

                                   by
                                     /S/ BERNICE H. CARR
                                     ----------------------------------
                                     Name: Bernice H. Carr
                                     Title: Vice President Contract
                                            Administration


                                   TRANSAMERICA BUSINESS CREDIT
                                   CORPORATION,

                                   by
                                     /S/ MICHAEL S. BURNS
                                     ----------------------------------
                                     Name: Michael S. Burns
                                     Title: Senior Vice President


                                   HELLER FINANCIAL, INC.

                                   by
                                     /S/ SHEILA C. WEIMER
                                     ----------------------------------
                                     Name: Sheila C. Weimer
                                     Title: Vice President